AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 2003 REGISTRATION NO. 333-59726



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      -------------------------------------

                                 AMENDMENT NO. 8

                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            ARTWORK AND BEYOND, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   DELAWARE                                 5900                 11-3507594
----------------                         -----------            -----------
 (STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE)    IDENTIFICATION NO.)

                            ARTWORK AND BEYOND, INC.
                                 331 DANTE COURT
                            HOLBROOK, NEW YORK 11741
                                 (631) 471-0065
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   HOWARD BLUM
                             CHIEF EXECUTIVE OFFICER
                                 331 DANTE COURT
                            HOLBROOK, NEW YORK 11741
                                 (631) 471-0065
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                   INCLUDING AREA CODE OF AGENTS FOR SERVICE)
                      ------------------------------------
                                   COPIES TO:
                           MICHAEL D. DIGIOVANNA, ESQ.
                              599 LEXINGTON AVENUE
                                   29TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 549-0251

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

           [IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. |X|]

           IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. |_|

           IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. |_|

           IF THIS FORM IS POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. |_|

           IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. |_|




                                                              CONTINUED OVERLEAF



                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------

==================================== =================== ======================== ===================== ==========================

                                                            PROPOSED MAXIMUM        PROPOSED MAXIMUM
                                             *             OFFERING PRICE PER      AGGREGATE OFFERING    AMOUNT OF REGISTRATION
                                        AMOUNT TO BE          SECURITY (1)               PRICE                     FEE
 TITLE OF EACH CLASS OF SECURITIES       REGISTERED
         TO BE REGISTERED
------------------------------------ ------------------- ------------------------ --------------------- --------------------------
------------------------------------ ------------------- ------------------------ --------------------- --------------------------

------------------------------------ ------------------- ------------------------ --------------------- --------------------------
------------------------------------ ------------------- ------------------------ --------------------- --------------------------
Common Stock (2)                         1,000,000                 .05                  $50,000                 3.60
Common Stock (3)                          180,000                  .05                  $ 9,000                   $.648
------------------------------------ ------------------- ------------------------ --------------------- --------------------------
------------------------------------ ------------------- ------------------------ --------------------- --------------------------
                                                                                                         Total $4.250
------------------------------------ ------------------- ------------------------ --------------------- --------------------------
------------------------------------ ------------------- ------------------------ --------------------- --------------------------
                                                                                    Previously paid              $375.00
------------------------------------ ------------------- ------------------------ --------------------- --------------------------
------------------------------------ ------------------- ------------------------ --------------------- --------------------------

------------------------------------ ------------------- ------------------------ --------------------- --------------------------

(1) Estimated solely for purposes of calculating registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(2)  These shares relate to the offering by Artwork and Beyond, Inc.

(3)  These shares are offered by a selling stockholder.

(4) Included in the above amounts are fees relating revised or terminated offerings.


           Pursuant to Rule 416 of the Act, this registration statement also covers such indeterminate additional shares of common stock as may become issuable as a result of stock splits, stock dividends or other similar events.

                              ---------------------


           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

           This registration statement contains two prospectuses: one relating to the offering by Artwork and Beyond of 1,000,000 shares of its common stock, par value $.001, per share, for cash and another prospectus relating to the offering of 180,000 shares of common stock held by a selling securityholder who may wish to sell its common stock. The prospectus relating to the selling securityholder is referred to as the selling securityholder prospectus. Following the prospectus are substitute pages of the selling securityholder prospectus, including alternate pages, front outside and back cover pages, an alternative "The Offering" section of the "Prospectus summary" and section entitled "Plan of distribution." Each of the alternate pages for the selling securityholder prospectus is labeled "Alternate page for selling securityholder prospectus" and is consecutively numbered beginning with page A1. All other sections of the prospectus are to be used in the selling securityholder prospectus. In addition, cross-references in the prospectus will be adjusted in the selling securityholder prospectus to refer to the appropriate sections.

            PROSPECTUS SUBJECT TO COMPLETION; DATED JANUARY 6, 2003

                        1,000,000 SHARES OF COMMON STOCK

                                       OF

                            ARTWORK AND BEYOND, INC.



           We are registering 1,000,000 shares of our common stock for sale on a "best efforts" basis. There is no requirement that we sell a minimum number of shares. If all 1,000,000 shares are not sold within 60 days from the date hereof, (which may be extended an additional 30 days in the sole discretion of Artwork and Beyond, Inc.), the Offering for the balance of the shares will terminate and no further shares will be sold. Our shares are presently not traded on any market.


           Concurrently with this offering, we are registering 180,000 additional shares of common stock for sale by selling a securityholder who may wish to sell its shares in the open market or in privately negotiated transactions.

                                                      Per Share       Total
Public Offering Price...............................     $.05        $50,000
Underwriting Discount          .....................     None          None
Proceeds to Artwork and Beyond(1)                        $.05        $50,000

           (1) Before expenses of the offering estimated at $95,000, which is in excess of the proceeds but a portion of these fees has been paid prior to the offering.

           No public trading market for our common stock exists and the offering price of our common stock has been arbitrarily determined by Artwork and Beyond. We have not taken any steps to obtain a market maker for our common stock.

                      ------------------------------------

           Our principal executive offices are located at 331 Dante Court, Holbrook, New York 11741. Our telephone number is (631) 471-0065.

                      ------------------------------------

           THE COMMON STOCK BEING OFFERED, BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 6 BEFORE YOU DECIDE TO PURCHASE ANY COMMON STOCK.

                      ------------------------------------

           Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.


                 The date of this Prospectus is _________, 2003

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY .................................................     3

Risk factors .......................................................     6


           Forward Looking Information .............................     7
Use of proceeds ....................................................     7
Dilution ...........................................................     7
Concurrent Offering ................................................
Directors, Executive Officers, Promoters and Control Persons .......    10
Security ownership of certain beneficial owners and management .....    16
Our business .......................................................    17
Property ...........................................................    24
Legal Proceedings ..................................................    24
Plan of Operations .................................................    25
Management Discussion and Analysis .................................    25
Certain relationships and related transactions .....................    28

Description of securities ..........................................    28
Disclosure of commission position on indemnification
   for securities act liabilities ..................................    30
Plan of distribution ...............................................    31
Legal matters ......................................................    32
Experts ............................................................    32
Available Information ..............................................    32
Financial Statements

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.














                              [INSIDE FRONT COVER]

                               PROSPECTUS SUMMARY

           This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding Artwork and Beyond and our financial statements and the related notes appearing elsewhere in this prospectus.

                            ARTWORK AND BEYOND, INC.

           Artwork and Beyond is a Delaware corporation, formed on August 5, 1999. Our primary business is the sale of art, in two major areas: online retail sales and online auctions.

           Artwork and Beyond's online retail division, ARTinaClick.com, provides the consumer with a "one-stop" shopping experience for the purchase of art online. ARTinaClick.com offers a vast selection of images ranging from originals, lithographs, serigraphs, limited editions, prints and posters, to sports memorabilia and collectibles. Items range in price from $5.00 to $1500 with the average sale of approximately $85.00. Items offered are at substantial savings from traditional retail galleries. We believe that our business strategy combined with targeted marketing when funding is available will make the site a premiere Internet site for art buying in the e-commerce space.

           Artwork and Beyond's emphasis for the consumer is ease-of-use, separating artwork into five unique galleries, coupled with a sophisticated and powerful search engine. It is management's belief that the consumer will not feel intimidated by lack of taste or knowledge and Artwork and Beyond will provide the consumer with a highly satisfying shopping experience.

           Artwork and Beyond's Internet based charity art auction division, ArtAuctionFundraiser.com., provides online charity art auctions. There are numerous organizations including, alumni groups, religious organizations, schools, and health care organizations whose members are geographically dispersed. These organizations are constantly looking to raise funds to meet their operating budgets. We believe that an online auction would enable organizations to raise funds from their members no matter how geographically dispersed they may be.

           Artwork and Beyond, Inc. is referred to in this prospectus as "Artwork and Beyond," "we," "us," or "our."

           Our principal place of business is located at331 Dante Court, Holbrook, New York, 11741. Our general telephone number is (631) 471-0065.



                                  THE OFFERING

Shares outstanding before offering (1) (2)1...........................      9,671,664 shares of common stock.

Shares offered by Artwork and Beyond..................................      1,000,000 shares of common stock.

Plan of distribution..................................................      Artwork  and Beyond will offer and sell up to 1,000,000
                                                                            shares  for cash at a price of $.05 per  share.  The
                                                                            offering  of  our  shares  of  common  stock  in the
                                                                            current  offering  is being made  through one of our
                                                                            officers.

Use of Proceeds.......................................................      Artwork and Beyond will  receive the  proceeds to be
                                                                            derived  from the sale of an  aggregate of 1,000,000
                                                                            shares of common stock.

                               CONCURRENT OFFERING

Selling Securityholder......................................................Dutchess Partners

Shares offered by Selling securityholder....................................180,000 shares of common stock

Plan of distribution........................................................The  Shares  will be offered at five cents per share prior  to  our  common  stock  being  quoted  on the
                                                                            bulletin board or other exchange.  After  quotation,
                                                                            the  shareholder  may make sales on the open  market
                                                                            or in privately  negotiated  transactions  at prices
                                                                            greater  or less than five  cents.  The  stockholder
                                                                            has  indicated  that it does not  intend to sell the
                                                                            shares until they are quoted on the bulletin board.

Use of Proceeds.............................................................We.will not  receive  any of the  proceeds  from the
                                                                            sale   of  the   shares   owned   by   the   selling
                                                                            securityholder.

(1) Unless otherwise indicated information in this prospectus including the above information and information under "Dilution":

               *assumes all the shares offered by us will be sold;
               *gives retroactive effect to a stock split of 3.7917519 to one in
                April 2001;


--------
As of August 22, 2001.

                             SELECTED FINANCIAL DATA

           The following selected financial data is qualified by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The financial information set forth below is audited with respect to the annual period ended December 31, 2001, December 31, 2000 as derived from Artwork and Beyond's financial statements.


                                                                     FISCAL          FISCAL      NINE MONTH*      NINE MONTH*
                                                                   YEAR ENDED      YEAR ENDED       ENDED           ENDED
                                                                     12/31/00       12/31/01       9/30/02         9/30/01

STATEMENT OF OPERATIONS DATA:


Revenues .......................................................   $   158,491    $    15,915    $   122,582    $   148,044
Costs of goods sold ............................................       103,135          9,331         58,351         72,337
Commission income, net .........................................        37,310           --           16,935
Operating expenses .............................................     1,149,040        779,039        262,194        997,993
Loss from operations ...........................................    (1,056,374)      (772,455)      (181,028)      (922,286)
Interest and other income ......................................        15,200         10,542          4,890         14,388
                                                                   -----------    -----------    -----------    -----------
Net loss .......................................................    (1,041,174)      (761,913)      (176,138)      (907,898)


                                                                      AS OF          AS OF*
                                                                     12/31/01       9/31/02


    SELECTED BALANCE SHEET DATA:

    Cash and cash equivalents ..................................   $   134,802    $    31,084

    Working capital ............................................        20,880        (70,117)

    Total assets ...............................................       176,079         68,848

    Total liabilities ..........................................       123,582        106,339
        *UNAUDITED

           We will not receive any of the proceeds from the sale of the shares owned by the selling securityholder.

                                  RISK FACTORS

           You should carefully consider the following risk factors and all other information contained in this prospectus before investing in our common stock. We believe this section addresses all material risks specific to us. Investing in our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations and could result in a complete loss of your investment.

RISKS RELATED TO OUR BUSINESS

WE ARE A START-UP COMPANY AND WE EXPECT TO ENCOUNTER RISKS AND DIFFICULTIES FREQUENTLY FACED BY START-UP COMPANIES IN NEW AND RAPIDLY EVOLVING MARKETS.

           We were founded in August 1999 by Howard Blum and Jay Camina and commenced operations on December 1, 2000. Prior to that date, our operations consisted of the development of our business plan, negotiating a fulfillment agreement with Ross Galleries, Inc., completion of our web sites, www.ARTinaClick.com and Artauctionfundraiser.com, and otherwise organizing our operations. While we have been operating for nearly two years, the scope of our business has been limited and we are still essentially a start-up. An investor in our shares must consider the risks and difficulties frequently encountered by start-up companies in new and rapidly evolving markets. These challenges include our need to establish our brand name awareness, and our need to attract and retain customers at a reasonable cost.

           Although we have substantial data concerning which specific works of art may sell, we may have limited insight into other trends that may emerge and affect our business. Because we are a start-up company and our market is in an early stage of development, we cannot be certain that our business strategy will be successful or that we will successfully address these risks. Any failure to do so would seriously harm our business and operating results.

AS A RESULT OF OUR RECURRING LOSSES, WE MAY BE UNABLE TO CONTINUE AS A GOING CONCERN

           Our independent auditors issued a qualified report on their audit of our financial statements for the years ended December 31, 2001 and 2000. Their report contains as explanatory paragraph and footnote in which they state that our history of recurring losses and lack of revenues raise substantial doubt regarding our ability to continue as a going concern.

ADDITIONAL FINANCING IS REQUIRED FOR US TO CONTINUE IN BUSINESS.

           The proceeds will not be sufficient to provide any working capital or to implement our marketing plan. We need funds for general corporate purposes and to implement our plans. After the offering, we hope to obtain additional financing for these purposes. Our efforts may be impaired by our inability to receive enough proceeds to pay all the expenses of this offering, the payment of legal expenses of a lawsuit commenced against us and others as well as the repayment of loans of $45,000 due in February 2003. We cannot assure you that we will obtain sufficient capital for these purposes or to fund operations, including salaries to pay employees, in order to stay in business or to implement our marketing plans.

CONSUMERS MAY NOT ADOPT THE INTERNET AS A WAY OF BUYING ARTWORK, WHICH WOULD PREVENT US FROM BECOMING PROFITABLE.

           If we do not attract and retain a high volume of online customers to our web site at a reasonable cost, our business will not succeed. We may not be able to convert a large number of consumers from traditional shopping methods to online shopping for artwork and as a result may never achieve widespread customer acceptance of shopping for artwork online. Specifically, consumers may not wish to change the way they purchase art and may feel it is necessary to view the actual works of art rather than pictures before purchasing them. In addition, Consumers may not be willing to make orders online due to perceived difficulty of placing complex orders online or pricing that does not meet customer expectations of "finding competitive prices on the internet." As a result we may never drive sufficient revenues from our operations in order to become a profitable enterprise.

A STOCKHOLDER HAS A POSSIBLE RIGHT TO RESCIND THE PURCHASE OF ITS SHARES AND AS A RESULT WE MAY BE REQUIRED TO REFUND HIS PURCHASE PRICE AT A TIME WHEN WE DO NOT HAVE THE FUNDS.

           In the view of the Securities Exchange Commission, our sale to Dutchess Partners, the selling stockholder, may not have been an offering exempt from the registration requirements under the Securities Act of 1933. Dutchess Partners may have the right to rescind the purchase of its shares and obtain repayment of the purchase price. If Dutchess Partners obtains rescission we would be required to return the purchase price of up to $50,000 at a time when funds may not be available for this purpose. Prospective investors in this offering therefore could be adversely effected by the return of any funds which may result in our inability to operate or to pursue our business plans. In addition, because the purchase price since may be deemed contingent, this amount was not counted as equity in our balance sheet.

INCREASING OUR SALES WILL DEPEND LARGELY ON INCREASING OUR CUSTOMER BASE, RATHER THAN MAKING SALES TO REPEAT CUSTOMERS.

           We expect our on-line customers initially to be individuals and families purchasing artwork for home and office decoration and, to a lesser extent, as gifts. Unlike consumer products, which are used and repurchased art is purchased for long-term use. Therefore, while we expect that we will have repeat customers if they have a favorable experience in purchasing from our web site, we expect that sales to repeat customers will be limited. Accordingly, we will have to attract new customers in order to expand our revenues and achieve profitability.

WE DEPEND ON ROSS GALLERIES, LLC FOR FRAMING SERVICES IF ROSS GALLERIES LLC DOES NOT PERFORM, WE MAY NOT BE ABLE TO SHIP ORDERS EFFECTIVELY.

           To generate the significant customer traffic, volume of purchases and repeat purchases that we believe are crucial to obtaining sufficient revenues, we must develop and maintain customer trust in the timing and accuracy of our product deliveries. Presently, Ross Galleries, LLC frames all of the artwork that we sell. Our business could be significantly disrupted if Ross Galleries, LLC were for any reason unable or unwilling to frame products for us and in a timely manner. In this event we may not be able to secure alternative framing services on acceptable terms in a timely manner, or at all.

WE DEPEND ON INDEPENDENT VENDORS FOR SUPPLY OF ARTWORK FRAMING AND OTHER SERVICES; IF THEY DO NOT PERFORM, WE WILL NOT BE ABLE TO EFFECTIVELY SHIP ORDERS.

           We rely on third parties to supply art and framing and fulfill and ship orders. We, therefore, will be subject to the risks that these providers will not be able to deliver products or perform services. If for any reason any of these providers fails to perform we may not be able to service our customers and thereby may loss customers or damage our reputation. While we believe there are alternatives for most of our third party providers, we may not replace a provider in a timely fashion or the pricing or quality of services of a substitute may not be commensurate with that previously available.

WE DEPEND UPON THE CONTINUED AVAILABILITY OF OUR TWO FOUNDERS, AND THEIR LOSS OR UNAVAILABILITY COULD PUT US AT A COMPETITIVE DISADVANTAGE.

           Our success depends largely on the skills, experience and reputation of our two founders Howard Blum and Jay Camina. Mr. Blum devotes substantially all his professional time to the business affairs of Artwork and Beyond and Mr. Camina devotes approximately one half of his professional time to our affairs. Neither founder has executed an employment agreement. There is no assurance that these individuals will continue to provide services within the foregoing time parameters or that they will provide any services at all. The loss or unavailability of either of these individuals for any significant period of time could have a material adverse effect on our business, prospects, financial condition and results of operations. There can be no assurance that we will be able to replace these key individuals in the event their services become unavailable. See "Management."

WE MAY BE FOUND TO INFRINGE PROPRIETARY RIGHTS OF OTHERS, WHICH COULD RESULT IN DAMAGE TO ARTWORK AND BEYOND.

           Third parties may claim infringement by us with respect to past, current or future technologies. We expect that participants in our markets will be increasingly subject to infringement claims as the number of services and competitors in our industry grows. Any claim, whether meritorious or not, could be time-consuming, and result in costly litigation. Any uncertainty could cause service and upgrade delays. If a claim were made we may be required to seek to enter into royalty or licensing agreements which may not be available on terms acceptable to us or at all.

WE HAVE BEEN SUED AND IF A JUDGEMENT IS OBTAINED OR WE INCUR SUBSTANTIAL LEGAL FEES WE MAY NOT BE ABLE TO FULFILL OUR BUSINESS PLAN.

           We have been named a defendant in an action, together with our principal shareholders and Ross Galleries, Inc. The plaintiff is a business finder seeking compensation in the amount of $125,000. As a result of this action we may incur substantial legal fees. The payment of legal fees and any adverse judgement could divert funds from operations, if any, and effect our ability to operate or fulfill our business plan.

RISKS ASSOCIATED WITH OUR SECURITIES

PENNY STOCK REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON MARKETABILITY OF OUR SECURITIES.

           The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of investors to sell our securities in the secondary market and the price at which such purchasers can sell any such securities.


           Shareholders should be aware that, according to the Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.


           Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our common stock.

LACK OF A PUBLIC MARKET FOR OUR COMMON STOCK MAY MAKE IT DIFFICULT TO SELL OUR COMMON STOCK.

           There is no public market for our common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. There is no underwriter engaged in connection with this transaction and there can be no assurance that any brokerage firm will act as a market maker of our securities. If a market should develop, the price may be highly volatile. In addition, an active trading market for our common stock may not develop or be sustained. Our sale of an aggregate of 1,000,000 shares for cash and the sale by the selling securityholder of 180,000 shares of our common stock in the public market may cause the market price of our common stock to fall. Factors such as those discussed in this "Risk factors" section may have a significant impact on the market price of our common stock. Due to the anticipated low price of our common stock, many brokerage firms may not be willing to effect transactions in our common stock. Even in a purchaser finds a broker willing to effect a transaction in our common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price.

WE DO NOT INTEND TO PAY DIVIDENDS TO OUR STOCKHOLDERS.

           We have never paid any dividends to our stockholders. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future. If we determine that we will pay dividends to the holders of our common stock, there is no assurance or guarantee that such dividends will be paid on a timely basis.

WE MAY SELL ADDITIONAL SHARES OF OUR COMMON STOCK WITHOUT STOCKHOLDER CONSENT, WHICH WILL DILUTE THE INVESTORS' PERCENTAGE INTEREST IN ARTWORK AND BEYOND.

           After completion of the offering, purchasers of the securities in this offering will own 1,000,000 shares, or less than 10% of our issued and outstanding shares. We may raise additional capital after completion of the offering by issuing additional shares of common stock. Our management will have the right to determine the number of shares that we will offer and the purchase price per share without the consent or approval of the investors. In addition, the investors will have no right to purchase shares in any subsequent offering in order to maintain their percentage ownership interest in Artwork and Beyond.

                           FORWARD-LOOKING INFORMATION

           This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends", and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risk faced by Artwork and Beyond described in "Risk factors" and elsewhere in this prospectus.

                                 USE OF PROCEEDS


           Even if all shares are sold the gross proceeds from the sale of the 1,000,000 shares of common stock will exceed the costs of the offering estimated at approximately $95,000. Approximately $35,000 of these expenses have been paid. This latter amount includes $10,000 paid on our behalf by Dutchess Partners as part of the purchase price for its shares and deferred for accounting purposes. Therefore, there is a balance of $60,000 owed for offering expenses. If all the shares are sold we would receive $50,000 which is $10,000 less than the unpaid expenses. The amount of unpaid expenses of the offering would increase if less than all the shares offered by us are sold. All offering proceeds will go to pay offering expenses and proceeds will be inadequate to pay these expenses. The payment of these offering expenses with funds we may receive from other sources, if available, would reduce funds available for operations. We may also face claims from vendors if these fees remain unpaid.


                                    DILUTION

           As of September 30, 2002, Artwork and Beyond had a negative net tangible book value of approximately $67,491 or ($.007 per share) (assuming that Artwork and Beyond had 9,671,664 shares outstanding as of that date), derived from Artwork and Beyond's balance sheet as of that date. Net tangible book value per share means the tangible assets of Artwork and Beyond less all liabilities, divided by the number of Shares outstanding. After giving effect to the sale of all the shares offered by us hereby at a price of $.05 per share negative net tangible book value as adjusted would be approximately $17,491 or ($.002) per share. The result will be an immediate reduction in negative net tangible book value per share of ($.005) to existing shareholders and an immediate dilution to new investors of ($.052) per share (more than 100% per share) per share. "Dilution" is determined by subtracting net tangible book value per share after the offering from the offering price to investors. If we sold only 500,000 of the shares offered the net tangible book value as adjusted would be ($42,491) or ($.004 per share). As a result there would be an immediate reduction in negative net tangible book value of ($.003) to existing shareholders and dilution to the investor hereby of $.054 (more than 100% per share). If we sold only 100,000 shares net tangible book value as adjusted would be ($62,491) or $($.006) per share. As a result, there would be an immediate reduction in negative net tangible book value of $.002 to existing shareholders and an adjusted dilution to the investor hereby of $.056 (more than 100%). The following tables illustrate this dilution.



SALE OF SHARES

Assumed value of Shares offered hereby......................................................                    $.05
  Negative Net tangible book value per share, before the offering...........................    (.007)
  Increase  (reduction in negative net tangible  assets) per share attributable to the sale      .005
of the Shares offered hereby................................................................
Pro forma net tangible book value per share, after the offering.............................     (.002)
Dilution per Share to new investors.........................................................                    .052


SALE OF 500,000 SHARES

Assumed value of Shares offered hereby......................................................                  $.05
  Net tangible book value per Share, before the offering....................................     (.007)
  Increase  (reduction in negative net tangible  assets) per share  attributable to the sale      .003
of the Shares offered hereby by us..........................................................
Pro forma net tangible book value per Share, after the offering.............................     (.004)
Dilution per Share to new investors.........................................................                  .054


SALE OF 100,000 SHARES

Assumed value of Shares offered hereby......................................................                  $.05
  Net tangible book value per Share, before the offering....................................     (.007)
  Increase  (reduction in negative net tangible  assets) per share  attributable to the sale     (.001)
of the Shares offered hereby by us..........................................................
Pro forma net tangible book value per Share, after the offering.............................     (.006)
Dilution per Share to new investors.........................................................                  .056


           The following table summarizes the investments of all existing shareholders and new investors after giving effect to the sales of the Securities offered:

                              Shares Purchased      Percentage of           Aggregate          Percentage of     Average Price
                                                     Total Shares       Consideration Paid     Total Invested      Per Share
Existing Shareholders.......      9,671,664            90.5%             $1,985,653             97.5%             $ .18
Public Shareholders.........      1,000,000             9.5%                 50,000              2.5%              $.05
                                 ----------             ----               --------              ----
  Total                          10,600,000             100%              2,035,653              100%
                                 ==========             ====              =========              ====


                               CONCURRENT OFFERING

           The registration statement of which this prospectus is a part also includes a prospectus with respect to an offering of up to 180,000 shares of our common stock, offered at five cents per share prior to our common stock being quoted on the OTCBB. After quotation the shareholder may make sales in the open market, in privately negotiated transactions or otherwise at prices above or below five cents per share.

           We will not receive any proceeds from the sale of such 180,000 shares of common stock. Sales of the 180,000 shares of common stock by the selling securityholder or the potential of such sales may have a material adverse effect on the market price of the common stock offered hereby.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and directors

           The names and ages of the directors and executive officers of Artwork and Beyond are set forth below. The by-laws of Artwork and Beyond provide for three (3) Directors. Until the appointment of J.P. LeShufy, we had two (2) directors. All Directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified. Officers are elected annually by the Board of Directors and serve at the pleasure of the Board.

NAME                         AGE           POSITION(S) WITH ARTWORK AND BEYOND
-----------                  ---           -----------------------------------

Howard Blum                  41            Chief Executive Officer,
                                              Chairman of the Board

Steven Friefeld              46            Director

J. R. LeShufy                76            Director


Background of Executive Officers, Directors and Significant Employees

HOWARD BLUM Mr. Blum has served as Chief Executive Officer and Co-Chairman of the Board of Artwork and Beyond since August 1999. Howard Blum has spent 17 years in the investment industry. He has worked for firms such as Schroder Wertheim, Oppenheimer, Bluestone Capital and Global Emerging Markets, North America, a U.K.-based investment group and venture capital firm. Mr. Blum spent the early part of his career managing funds for high net-worth individuals and corporations. He has managed funds in excess of $50 million dollars. Mr. Blum has been involved in structuring various investment and merchant banking transactions and has raised over $100 million dollars for companies in technology, entertainment, and industrial manufacturing. From December 2000 to December 2001 Mr. Blum was an officer and director of Heritage Productions, a company which was formed initially for the purpose of developing, producing and financing music albums but which is still a development stage company that has not undertaken any projects. Heritage's securities trade on the OTC Bulletin Board, from December 2000 to present. Mr. Blum did not devote any substantial time to Heritage. Mr. Blum graduated with a BA in Economics from New York University.

STEVEN FREIFELD Mr. Freifeld is Chief Executive Officer of Janssen Partners, Inc. since May 2001 Janssen Partners is a New York based private Investment Banking Firm, which specializes in financing high technology, communications, healthcare and biotechnology companies. Prior to his employment by Janssen Partners, Inc., Mr. Freifeld was the Managing Director of Robb Peck McCooey Clearing Corporation's Investment Banking Division from November 1998 to May 2001. Robb Peck, one of the largest NYSE specialist firms for the past 90 years, was recently purchased by LaBranche & Co., a firm. From June 1997 to November 1998 he was Executive Vice President of Trautman Kramer & Co., a firm specializing in private equity financing. Mr. Freifeld has in excess of 15 years experience on Wall Street with an expertise in raising capital and developing both private and public companies.


J.R. LESHUFY Mr. LeShufy has served as Director since September 2000. J.R. LeShufy was founder of Collectors' Guild Ltd. and Consolidated Fine Arts, the country's largest club for collectors of limited editions of graphics and sculpture. He was privileged to work with and publish some of the leading artists of the 20th Century, such as: Picasso, Chagall, Miro, Calder, Dali, Manzu, Siquieros, Tamayo, Soyer and Ben Shahn, amongst others. He has served as the Vice President of Investor Relations of Inkine Pharmaceuticals from September 1994 to November 1997. Since February 2002, Mr. LeShufy has been serving as Senior Vice President of Global Hedging Solutions, LLC(a private technology company). Prior to that, Mr. LeShufy served as President and Chairman of the Board of Trilenium Corporation (a private technology company) for approximately six years ending in May 2001. Mr. LeShufy has been an independent investor and a business consultant for more than five years. He has been a director of Inkline Pharmaceutical since 1997 and was a director of Teleservices Internet from June 2000 to December 2001.

Significant Consultant

JAY CAMINA - Mr. Camina had served as Co-Chairman of the Board of the Artwork and Beyond from August 1999 to May 2002. Jay Camina has spent his entire career in the art and picture framing industry. From 1979-1981 Mr. Camina was manager of a 30,000 square foot custom framing facility for Frame King, a franchise of 28 custom frame shops. From 1981 to 1988 Mr. Camina worked for a fund- raising art auction company where he became familiar with all aspects of the art auction industry and was responsible for managing the manufacturing facility. From 1988 to July 2001 Mr. Camina has been sole owner and President of Ross Galleries, Inc. Since July 2002 he has been a consultant to this firm.

ADVISORY BOARD

Artwork and Beyond has an Advisory Board of individuals who serve for a term of one year. The members of the advisory board are chosen by Howard Blum, Artwork and Beyond's Chief Executive Officer. The Advisory Board assists Artwork and Beyond in forming strategic relationships, and identifying potential customers. Each member of the Advisory Board is entitled to receive options to purchase 2500 shares of common stock at an exercise price of $1.50 per share for one year of service on the Advisory Board Options for a total of 7,500 shares have been issued to these individuals for the first year of service. Members of the Advisory Board have not yet received the options. The Advisory Board is comprised of the following individuals:

TODD LINDSLEY - Todd Lindsley is a national fund raising consultant. He has over 18 years of direct fund-raising and consulting experience, during which he has organized or overseen 30 national campaigns, which raised over $1 billion cumulatively in charitable gift support. Earlier in his career he served Hartwick College, Glimmerglass Opera, and The University of North Carolina at Chapel Hill as Director of Alumni Relations, Director of Development/Campaign Director, and Assistant Dean for Development and External Affairs. He currently serves as President for his own fund-raising consulting firm where he serves as counsel to museums, hospitals, colleges, and other non-profit organizations. He holds a B.A. in Government from the College of William and Mary in Virginia.

KAREN LESHUFY - Karen LeShufy has been a fine art publisher/distributor for 20 years and is President of Editions Des Legendes, which has an exclusive agreement with the Toulouse-Lautrec family to recreate the works of Henri de Toulouse-Lautrec. Ms. LeShufy has been a consultant and worked on joint ventures with The Rockefeller Collection, American Express, Diners' Club, Fox Broadcasting and The New York Daily News. Karen has created and marketed programs for direct sale to galleries and the public, as well as direct marketing/mail order via television and print media. Ms. LeShufy has published for artists such as Dali, Tamayo, Siquieros, Manzu, Burton Morris, Bill Gallo, Gartner, Charon, Noyer and Salinas.

CYNTHIA KACAR - Ms. Kacar, President and founder of CircaVentures, has been a strategic growth and investment banking advisor and consultant to numerous Internet technology and content companies in Silicon Valley and throughout the U.S. She has worked with a range of companies from technology start-ups to large Internet portal companies. She has been an investment banking advisor and liaison with major venture capital and investment banking groups for Internet companies that span from content and technology start-ups in pre-IPO mode to public companies seeking secondary financing on the public equity markets or M & A strategies. Ms. Kacar was formerly a consultant with McKenna High Tech Strategies, where she worked on Internet strategies for companies such as Matsushita and Motorola. Ms. Kacar is the owner/founder/board advisor of several Internet companies including TENonline, a travel Internet company and SuperTuner, a company pioneering a video aggregation technology. She holds a BA in Biology from Lehigh University and an MBA in Finance and Marketing from the University of St. Thomas in Houston, Texas.

COMPENSATION
                             EXECUTIVE COMPENSATION

           The following table sets forth for each of the last three fiscal years ended December 31, 2001, and December 31, 2000 the remuneration paid by Artwork and Beyond to its Chief Executive Officer and one other most highly compensated executive officers in the year 2000:

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION       LONG-TERM COMPENSATION

NAME AND                     FISCAL                       AWARDS   OTHER ANNUAL
PRINCIPAL POSITION           YEAR          SALARY($)      BONUS($)   OPTIONS(1)
COMPENSATION


Howard Blum                  2001                         none
Chief Executive Officer      2000         $37,500         none           none
and Chairman of the Board

Jason Norbeto (2)            2000         $75,000         $180,000       none
Chief Operating Officer

(1)  Options to purchase shares of Common Stock.
(2) Mr. Norbeto's appointment as an officer of Artwork and Beyond terminated on December 31, 2000.


           Officers are eligible to participate in the Incentive Option Plan and as of the date hereof, the only options issued were granted to Mr. Norbeto on September 30, 2000 for the purchase of 180,000 shares of common stock, at an exercise price of $0.92 per share. The options are now fully vested and expire in September 2005. The exercise price equaled the fair value of the stock on the date of grant and, accordingly, Artwork and Beyond has not recorded any compensation expense related to these options. While Mr. Norbeto was terminated as an officer on December 31, 2000, he still provides services the to us periodically as a consultant. Mr. Norbeto's options remain outstanding.

           Each independent director of Artwork and Beyond is entitled to receive reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors of Artwork and Beyond but do not receive compensation for services as directors. There is no compensation committee and no compensation policies have been adopted. Artwork and Beyond may elect to pay non-cash consideration in the form of options to directors and officers in the future or it may elect a cash payment as well as a non-cash consideration.

EMPLOYMENT AGREEMENTS

           Artwork and Beyond does not have any employment agreements with any of its employees.

STOCK OPTION PLANS AND AGREEMENTS

           INCENTIVE OPTION PLAN - In January 2000, our Directors adopted and the stockholders of Artwork and Beyond approved the adoption of Artwork and Beyond 2001 Incentive Stock Option Plan ("Incentive Option Plan"). The purpose of the Incentive Option Plan is to enable us to encourage key employees, officers and directors to contribute to the success of Artwork and Beyond by granting such employees, officers and directors incentive stock options ("ISOs").

           The Incentive Option Plan will be administered by the Board of Directors or a committee appointed by the Board of Directors ("Committee") which will determine, in its discretion, among other things, the recipients of grants, whether a grant will consist of ISOs or a combination thereof, and the number of shares to be subject to such options.

           The Incentive Option Plan provides for the granting of ISOs to purchase Common Stock at an exercise price to be determined by the Board or the Committee not less than the fair market value of the Common Stock on the date the option is granted.

           The total number of shares with respect to which options may be granted under the Incentive Option Plan is 450,000 shares of common stock. ISOs may not be granted to an individual to the extent that in the calendar year in which such ISOs first become exercisable the shares subject to such ISOs have a fair market value on the date of grant in excess of $100,000. No option may be granted under the Incentive Option Plan after January 2011 and no option may be outstanding for more than ten years after its grant. Additionally, no option can be granted for more than five (5) years to a stockholder owning 10% or more of our outstanding Common Stock and such options must have an exercise price of not less than 110% of the fair market value on the date of grant.

           Upon the exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash or in shares of common Stock, or in a combination of both. We may lend to the holder of an option funds sufficient to pay the exercise price, subject to certain limitations.

           The Incentive Option Plan may be terminated or amended at any time by the Board of Directors, except that, without stockholder approval, the Incentive Option Plan may not be amended to increase the number of shares subject to the Incentive Option Plan, change the class of persons eligible to receive options under the Incentive Option Plan or materially increase the benefits of participants.

           The only options outstanding under the Incentive Option Plan were issued to the Company's former Chief Operating Officer on September 30, 2000, to purchase 180,000 shares of common stock, exercisable at a purchase price of $0.92 per share. The options have vested, and expire in September 2005. The exercise price equaled the fair value of the stock on the date of grant and, accordingly, Artwork and Beyond has not recorded any compensation expense related to these options.

           There were no stock option transactions during the initial period ended December 31, 1999.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth information, as of September 30, 2002 with respect to the beneficial ownership of the outstanding shares of our common stock, $.001 par value, as of such date plus, where relevant for particular beneficial owners, shares which such beneficial owner has the right to acquire) by (i) any holder known to us owning more than five percent (5%) of the outstanding shares; (ii) our officers and directors; and (iii) the directors and officers of Artwork and Beyond as a group:


Name of Beneficial Owner*          Number of Shares         Percentage of
                                                             Ownership
--------------------------------------------------------------------------------
Howard Blum (1)                        3,791,752                42%
Jay Carmina (2)                        3,791,752                42%
J.R. LeShufy (3)                               0                 0
Steven Freifeld                                0                 0
Giltner B. Stevens                     1,477,346                14.8% (4)
Dutchess Partners (5)                    600,000                 6.67%

All Officers and Directors as
  a group (one person)                 3,791,752                42%


* The address of all persons listed in this section is c/o Artwork and Beyond, Inc., 331 Dante Court, Holbrook, New York 11741.

(1) Howard Blum is the Chief Executive Officer and Chairman of the Board of Directors.
(2)  Jay Camina is a consultant to the Company.
(3)  Messrs. Le Shufy and Freifeld are Directors of Artwork and Beyond.
(4)  Includes 379,175 shares subject to warrants exercisable within sixty days.
(5) Dutchess Partners is a real estate partnership of Lawrence Corrier and Lucille Corrier.

                                  OUR BUSINESS

BUSINESS HISTORY

           Artwork and Beyond was formed as a Delaware corporation on August 5, 1999 by Jay Camina principal of Ross Galleries, Inc. and Howard Blum. Ross Galleries, Inc. operated by Jay Camina was engaged in the charity art auction business. It was also a framer of art and had expertise in obtaining and marketing art products. The plan of the founders was to establish an internet site for the sale of sub-luxury art products. The plan was to establish two sites, one for the sale of retail artwork in general and the other to provide a site for on-line art auctions for charities. Howard Blum would take responsibility for running Artwork and Beyond as its chief executive officer. Mr. Camina would provide assistance for the charity art auction business and we would engage Ross Galleries to provide various services. We initiated our online retail art site in December 2000 and the charity auction site May 2001.

           In 2002 Gottesman & Co. commenced a lawsuit against us, Ross Galleries and Messrs. Blum and Camina claiming that each of us are liable to it for finders fees. The fee is due pursuant to agreements entered into between Gottesman and each of the parties. We believe we have no liability to Gottesman since transaction in which the finder is alleging a fee occurred before July 2001 the time Gottesman claimed we entered into an agreement with it.

SUMMARY

           Our primary business is the sale of art, in two major areas:

               1. Online retail sale of art which is conducted through its online retail division, ARTinaClick.com; and

               2. Internet based charity art auctions, which are conducted through our internet based charity art auction division, ArtAuctionFundraiser.com.

           The E-commerce division's sales plan is based on the idea that there is a pervasive frustration with the normal channels for buying art, as the industry still functions mainly as a cottage industry. Through careful marketing and strategic alliances, we will intend to aggregate demand and drive traffic to our site. We believe that there is significant unrealized demand for art in the sub-luxury category and it is a product area that is highly suitable for web purchases. We believes that the online shopping experience has significant advantages over the traditional method of purchasing art. Once at the site, visitors will be transformed into buyers through the value proposition articulated above.

           Artwork and Beyond's internet based charity art auction division, ArtAuctionFundraiser.com intends to continue to capitalize on the expertise of one of our founders Jay Camina relating to charity art auctions. There are numerous organizations including, alumni groups, religious organizations, schools, and health care organizations whose members are geographically dispersed. These organizations are constantly looking to raise funds to meet their operating budgets. We believe that an online auction would enable organizations to raise funds from their members no matter how geographically dispersed they may be.

           In November 1, 1999 we entered into a fulfillment agreement with Ross Galleries, Inc. located in Holbrook, NY. Ross Galleries, Inc. had been in the charity art business for 13 years and had worked with 1700 different organizations, and conducted over 4000 land-based auctions. The agreement provided that Ross Galleries, Inc. would supply Artwork and Beyond with its framed and unframed art, including lithographs, serigraphs, artagraphs and photographs. The agreement contained various restrictions limiting our ability to deal with third parties. It also limited the ability of Ross Galleries, Inc. to operate on the internet and/or deal with any firm selling art on the internet. Ross Galleries, Inc. ceased business and sold its assets in July 2001. The successor, called Ross Galleries, LLC continues to do business with us and has entered into a non-exclusive arrangement to sell us art and framing. Ross Galleries, LLC supplies us with all of the Art featured on our website's "Art Express" gallery, one of the five galleries featured on our retail website. Ross Galleries, LLC also provides all of the framed artwork that we sell. In the event Ross Galleries, LLC is no longer able to service us, we believe there are other competitive framers and fulfillment houses. There is no assurance that we will find a substitute supplier upon favorable terms or that we might not experience disruption resulting from a change of framing suppliers.

RETAIL ONLINE SALES OF ART

           Our retail website, WWW.ARTINACLICK.com commenced full operation on December 1, 2000. This website was designed to provide consumers with the ideal "one-stop shop" online art experience. We have expended approximately $133,000 in the development and construction of this website. The site carefully focuses potential buyers on product selection via virtual galleries that are thematically organized, as well as education and consultation to supplement the galleries. The following features are offered to prospective consumers:

PRODUCT SELECTION

The e-commerce retail site consists of five unique galleries:
o Collector's Gallery -- This gallery consists of customized framed originals limited edition lithographs and serigraphs by well known as well as up-and-coming artists. Among the featured artists are Thomas McKnight, Michel Delacroix, Bev Doolittle, Leroy Neiman, and Thomas Kinkade.
o Great Masters -- This gallery consists of elegantly framed copies of works by the great masters such as Renoir, Monet, Rembrandt and Chagall in various media such as etchings, serigraphs and artagraphs.
o Print Shoppe -- This gallery currently consists of approximately 15,000 images available with a choice of three decorator framing selections. Artists include names such as Ansel Adams, Howard Behrens, and Tarkay.
o Sports Expo -- This gallery consists of custom-framed autographed photos by sports heroes and celebrities. A Certificate of Authenticity accompanies all items sold from a handwriting expert guaranteeing each signature.
o "Art Express" -- This gallery contains a subset of selected merchandise from the above galleries that can be shipped the next business day. Artwork and Beyond has approximately 500 pieces of art that are featured in this gallery. The relationship with Ross Galleries enables Artwork and Beyond to implement this service, because the inventory will be culled from Ross Galleries offline inventory. Ross Galleries in conjunction with Artwork and Beyond has carefully selected the artwork in Art Express based on items sold over twelve years at Ross Galleries. Management believes that this data will permit us to determine consumer preferences and increase inventory turnover.

           Consumer Service: Artwork and Beyond offers customer-care services to assist with consumer questions such as the status of orders and shipments, upcoming events, and questions about site offerings and navigation. Questions are presented through e-mail and telephone and generally responded to within twenty-four (24) hours. Additionally, if a customer is concerned about placing an order over the Internet, we will take an order over our toll free telephone hotline or fax provided that the customer provide us with the artist, title and item number listed on our website as well as the frame description listed on the website.

           Site Specific Features: The Artwork and Beyond site offers the user an internal search engine giving shoppers the ability to search by keyword, subject, artist, style, price range, title, size and medium. This helps create an easy-to-use, shopping environment and enhance the buying experience. The "My Gallery" pages will allow online users to track their purchases as well as save favorite selections for later viewing.

           Education: Artwork and Beyond anticipates having educational components, such as interactive tutorials, will help users to understand contemporary art and to gain confidence in their own preferences. Feature articles on art collecting, museum and gallery exhibits as well as other art-related events will keep art lovers up to date on the events, opinions and controversies animating the art world. Moreover, customers will get information on featured artists, providing insights into the creative development process. All this will help aggregate consumer demand by creating the "stickiness" that accompanies successful online community building.

MARKETING AND SALES STRATEGY

           Technology creates not only great opportunities but also many risks for online merchants. Low barriers to entry encourage competitors to quickly replicate successful e-offerings, literally overnight. Artwork and Beyond recognizes this ever-present danger and believes that the first step in preserving site identity is to offer non-technical benefits that are difficult to imitate - primarily a high level of service, since service that exceeds consumer expectations will always be appreciated. Artwork and Beyond intends to attract its potential customers through the adoption of an aggressive online and offline marketing strategy which, when combined with strategic partnerships and joint venture opportunities we believe will help to position us as the market leader. In addition, Artwork and Beyond has a storefront as a z merchant in Amazon.com. We believe that our primary customer will be the average American consumer.

PRESENT MARKETING

           Our marketing and promotional efforts has been limited by a lack of funds. We now promote our site by:

           o   Having the site listed on as many Internet search engines as possible under as many different categories as possible;
           o   Special offerings to identified groups consisting of former customers and others;
           o   An affiliate program through an online clear-housing.

           We are a participating advertiser with an online clearinghouse operation. The clearinghouse consists of numerous advertisers who desire to have their advertisement placed on websites of other participants, known as publishers. The approved publishers place a banner or other material of the advertiser on their website and receive commissions of 15% based on sales generated through a publisher's site. The advertiser is required to deposit funds with the clearing house operator, which is replenished periodically. The deposit is used to pay the publisher's commission and a 3% commission to the clearing-house operator for actual sales made through a publisher. We have paid a total of 9,833.41 in above described commissions. There are over 4,500 publishers who may use our banner, although we have no idea of the actual number placing our banner on a site at any given instance.

           On March 21, 2001, we entered into a one year sales and distribution agreement with Ivana Haute Couture & Company, Inc. providing that we will provide designated art for the Ivana World website. This art will be framed and matted in a unique manner, which we will only use for the site. Pursuant to the sales and distribution agreement, Ivana Haute will purchase the art from Artwork and Beyond at a discount of 40% off of the retail price as displayed on the Ivana Haute web site. Sales made through the Ivana Haute website have not been material. The sales and distribution agreement may be renewed or extended by the mutual written consent of both parties.

FUTURE MARKETING PLANS

           If we obtain additional capital we will proceed with additional marketing plans as described below.

           We are intent on building an online community, building trust and brand loyalty, thereby facilitating sales revenue and repeat visits. Customers at the e-commerce site will be given several incentives to join Artwork and Beyond's growing family - from loyalty-based coupons to contests and redeemable points. Thus, we believe, the site will build a large demographic database, from which it will be able to "mine" relevant marketing information.

           In the e-commerce sphere, direct marketing to the target audience will be the key to the site's success. One aspect of Artwork and Beyond's marketing strategy will be to co-brand its product line with top regional and national home furnishing outlets. We believe that these strategic alliances will enable Artwork and Beyond to attract both male and female shoppers. Artwork and Beyond will then strive to differentiate between male and female shoppers by creating gender and lifestyle-specific product lines. For example, Sports Memorabilia will be targeted towards the male segment and posters towards college students. We believe that women's purchases dominate the home decor market and therefore will be a primary target audience of our marketing efforts. The diversity of Artwork and Beyond's appeal should be beneficial to its brand equity, long-term sales and profits. In short, we will follow the time-honored prescription of "get big, get niche, or get out," reducing marketing costs through a selective focus on the most profitable niches.

           In addition, the site will employ direct mail campaigns; opt in e-mail campaigns and revenue sharing agreements. This will help leverage the brand, allowing for other sales opportunities and the creation of strategic alliances with key players in related industries. There will in general be 3 types of affiliates:

           o sites (profit and non-profit) where we will advertise, returning a commission of up to 20% of revenue generated to that site;

           o affiliate membership groups and sites, whose members will get up to a 20% discount on the our art with no commissions paid to that group (like buyers' clubs); and

           o private-label/co-branded sites, which we will design for other outlets, collecting a percentage of sales.

           We will also employ limited strategic media planning techniques, such as regional advertising. Thus, Artwork and Beyond will be able to track responses and use targeted marketing messages. Art sites are particularly suited to this type of Internet advertising since viewers are usually browsers looking through numerous pages and eliciting multiple exposures.

Other marketing approaches will include:

           CROSS MARKETING - Create strategic alliances with resellers such as national and regional home furnishing firms decorators, museum stores, and office and hospitality markets. Artwork and Beyond will accomplish this in the following manner:

           o We will attempt to private-label web sites for resellers leveraging the Artwork and Beyond name and expertise. The site will contain custom-framed images that would be exclusive to the reseller. We believe the reseller would induce their consumer to purchase art at opportune times, such as when purchasing. The images, frames, and mattes can be selected by the reseller or an Artwork and beyond consultant. Artwork and Beyond intends to hire regional sales representatives to offer private label services to chain stores. The salesperson will demonstrate the private label service using a laptop and a mock-customized web site. The benefit to the affiliated chain store would be to eliminate tangible inventory, increase convenience and have more extensive offerings for their clients. If the stores have their own web sites, Artwork and Beyond will create a link connecting both sites. In addition, Artwork and Beyond intends to engage sales representatives to make presentations to businesses in their respective markets.

           o We could also work with representatives that are supplying complimentary products to hotels, hospitals, restaurants, etc enhancing their ability to offer them additional product to their clients. Revenue-sharing agreements with related companies (for instance, home furnishings stores) will leverage the brand, allowing for increased sales opportunities and the creation of strategic alliances with key players in related industries.

           PROFESSIONAL MARKETS (Interior decorators and corporate market) - Artwork and Beyond intends to include decorators in its marketing effort by providing them with password-protected access to a special "trade-only" section of the site. Interior decorators working with Artwork and Beyond would have the ability to immediately select appropriate images together with their clients from the web site. Decorators would save a tremendous amount of time and effort by not having to shop from gallery to gallery. Affiliated decorators could promote corporate sales in a similar manner.

           JOINT VENTURE ALLIANCES -We intend to create alliances with other online sites that do not offer prints as well as online sites that offer prints but do not offer on-site custom framing.

           o Generate online announcements to trade publications o Announcements to offline gallery and print consumers
           o   Registration with search engines and directories
           o   Carefully designed HTML metatags
           o Announcements to artists and related trades with promotional offers
           o PRESS RELEASES IN INDUSTRY JOURNALS -- Artwork and Beyond will advertise in trade journals that cater to physicians, attorneys, hotels, etc. All of these represent potential business for Artwork and Beyond.
           o Encourage links to the Artwork and Beyond site from other key sites which appeal to Artwork and Beyond's target consumer base
           o Direct mail to art enthusiasts identified by mailing lists of traditional competitors, as well as art magazines and other sources.
           o The development of an aggressive on- and offline advertising campaign that will build brand awareness

INTERNET BASED CHARITY ART AUCTIONS

           It is estimated that total charitable contributions in the US are in the billions of dollars on an annual basis. While figures do not exist for the size of the charity art auction market, given the enormous number of universities, hospitals, healthcare organizations clubs and other community organizations, it is management's belief that online charity art auctions will work extremely well with members of a particular organization. Our art auction division ArtAuctionFundraiser.com, commenced operation in September 2001. We have developed an easy-to-use online method that allows constituents and guests of organizations to bid online for the highest quality, custom framed artwork with a percentage of the revenues generated from the auction going back to that particular organization. ArtAuctionFundraiser.com plans, organizes and conducts the online auction in a manner that is very easy to understand by all participants, regardless of their Internet proficiency. All that is required for organizations constituents or guests to participate are a computer with Internet access. No special technical expertise or online auction experience is required.

           ArtAuctionFundraiser provides organizations with a turn- key service at no cost, enabling them to conduct online charity art auctions. Services include:

           1.  Custom online invitations and traditional invitations.

           2.  Customized press release.

           3. A customized homepage for organizations to welcome constituents and guests.

           4. A professional fund-raising consultant to guide organizations in preparing and promoting for the auction.

           5.  Display at least 1000 custom-framed works of art ready to hang.

           6.  Free processing of all M/C, Visa, Discover, and AmEx payments.

           7.  A full accounting of all purchases and bidders.

           8.  Certificate of authentication on all artwork.

           9. A commission of 10% to organizations on all sales that result from an affiliate program with ARTinaClick.com.

           10. A banner link from organizations website to the auction.


HOW AN ON-LINE CHARITY ART AUCTION WORKS

           Artwork and Beyond solicits organizations that it believes would benefit from on online charity art auction. Once an organization has signed up for an event, ArtAuctionFundraiser.com will send out custom online invitations to the organizations constituents and guests via e-mail. The invitation will detail the dates of the event, the online address (URL) to enter the auction, and a unique password to the organizations private auction. If the organization prefers to handle the e-mailing itself, ArtAuctionFundraiser.com will customize an online invitation for them. In the event the organization only has mailing addresses, ArtAuctionFundraiser.com will provide them with custom printed invitations and a press release that can be included in their next mailing.

           When a bidder arrives at the ArtAuctionFundraiser.com home page, there will be simple instructions on how to navigate the auction site as well as bidding instructions. From here, the constituents and guests of an organization will click on their organization's name or logo, which will take them to a welcome page that we have designed especially for that organization. This special welcome page is designed for the group at no cost, and may feature the colors and logo associated with the organization. This page will allow a space where a special message from an organization's president, chairperson(s) or any other appropriate individual may appear. The message will welcome the group's constituents and guests to the auction and may contain other information the organization may want to convey. It's now time to enter the auction.

           Once inside the actual auction site, an organizations patrons can peruse the wide variety of custom framed artwork and authentic sports memorabilia. Each auction item is displayed using the finest digital imagery available on the world wide web. Organizations supporters will have the ability to browse through the items up for auction or use a simple search function to locate just what they desire. Once a piece of artwork or memorabilia is found, bidding may begin. Bidding instructions are clearly written and easy to follow. When bidding on an item, there is immediate notification by e-mail that the bid has been received. Additionally, the bidder is always notified if they have been outbid, thereby enabling the opportunity to bid again. At the end of the auction, the successful bidders are notified by e-mail. Method of payment by the highest bidders will be secured by credit card. ArtAuctionFundraiser.com will accept American Express, Master, Visa and Discover credit cards. The sold works of art are then prepared for shipment directly to the successful bidders. Once the auction has ended and all financial settlements are complete, the organization will receive its entire commission along with a complete accounting of all bidders names, e-mail addresses, and purchases. Through September 30, 2002 we paid gross commissions of approximately $6,348 in connection with our charity auctions.

ADDITIONAL REVENUE SOURCES FOR CHARITY CLIENT

           ArtAuctionFundraiser.com offers a program that can produce revenues for organizations in addition to the commission from the online auction. Under this program ArtAuctionFundraiser.com will e-mail auction participants notifying them of specials or promotions available at Artwork and Beyond's retail art site. Should these participants make a purchase, the organization will earn a commission on these purchases.

           Another program we will offer would enable organizations to become an affiliate partner with ARTinaClick.com With this program an ARTinaClick.com banner is placed discreetly on an organization's web site. The banner ad would inform visitors that ARTinaClick.com is a fundraising affiliate of the organization. When a visitor to that organization site clicks on our banner ad, he/she will be taken to our site. Whenever a purchase is made the organization will receive a commission on that sale.

ART SUPPLY

           We have an agreement with Ross Galleries, LLC (which is described above), for the sale of art, Ross Galleries, LLC supplies us with its existing inventory of art for "Art Express". Presently approximately fifty percent of our Art is purchased through the efforts of Lieberman's Galleries LLP, a distributor and consolidator which purchases the art from independent art publishing firms. In May 2002 we entered into a three year agreement with Lieberman to supply us with our art requirements. Lieberman charges us prices based upon the suggested prices of art publishers and suppliers. Under this agreement we are permitted to obtain art from several specified publishers or any other supplier if Lieberman can not fulfill an order which enables us to continue using Ross Galleries, LLC. We still obtain our framed art from Ross Galleries LLC. We believe the utilization of Lieberman is advantageous as we experience substantial cost savings in consolidating shipments of art from several different firms. We utilized the same sources in obtaining art for our online auction. If necessary, we believe we can purchase our prints directly from the publisher at the same prices but will have to pay shipping costs separate.

COMPETITION

           ARTinaClick's retail online business competes in a market that is highly competitive and expects competition to intensify in the future. We currently or potentially compete with a variety of companies, both on the Internet and in brick-and-mortar galleries. Our competitors have significantly greater financial, technical, and marketing resources. Those that have established a presence on the Internet have already begun to establish a customer base and their brand. Our Internet competitors include ArtSelect, NextMonet, Barewalls, and Guild.com, among others. Our brick-and-mortar competitors include national galleries such as Deck the Walls and Wentworth Galleries as well as a variety of regional and local galleries. All of these companies have existed for a longer period, have greater financial resources, have established marketing relationships with leading manufacturers, strategic partners and advertisers, and have secured greater presence in distribution channels. Some of these companies may also commence or expand their presence on the Internet. We believe that there are also numerous other smaller entrepreneurial companies that are focusing significant resources on developing web sites to market and sell artwork on the Internet that will compete directly with our web site.

           In addition, new technologies and the expansion of existing technologies may increase competitive pressures. As a result of increased competition we may experience reduced operating margins, as well as loss of market share and brand recognition. We cannot be certain that we will be able to compete successfully against current and future competitors and competitors could have a material adverse effect on our revenue growth and earnings.

INTELLECTUAL PROPERTY

           Our ability to compete successfully and achieve future revenue growth will depend, in part on our ability to protect our proprietary technology and operate without infringing the rights of others. We have filed an application for a United States Registration for "ARTinaClick.com".

EMPLOYEES

           On September 30, 2002, we had four full-time employees. One of these employees is an executive, also engaged in sales activity, two are engaged in technical matters, including web design and maintenance and one is engaged in administration and customer services. In addition to the employees, we engage consultants from time to time including Mr. Noberto. Jay Camina, a principal shareholder, devotes substantial time to our affairs without compensation. None of our employees are represented by a labor union and we have not experienced any work stoppages. We consider our employee relations to be good.

OTHER POSSIBLE OPERATIONS

           Depending on financing we may determine to engage in other aspects of the art business including operating a retail store.

PROPERTY

We currently occupy on a month to month basis approximately 4,050 square feet of general office space in Holbrook, New York, which serves as our executive offices. The arrangement is with an entity affiliated with Howard Blum, our president. We only pay the entity that it is obligated to pay the landlord. We occupy the entire space and the rental is currently $2,815.63. Our personal property consists of computer equipment and furniture.

LEGAL PROCEEDINGS

           We, Howard Blum, Jay Camina and Ross Galleries, Inc. are defendants in an action commenced in June 2002 by Gottesman & Co., Inc. in the Supreme Court of the State of New York for the county of New York. The portion of the action against us is to recover $125,000 plaintiff claims is due it as compensation pursuant to a non-exclusive transaction agreement allegedly entered into in June 2001. That agreement obligated us to pay minimum commissions of $125,000 on any transaction Gottesman finds for us and which closes after execution of the agreement. The finder specifically claims he is owed the compensation because it was instrumental in the formation of Artwork and Beyond by Howard Blum and Jay Camina and because we entered into transactions between Ross Galleries. We do not believe we have any liability to Gottesman because the agreement was clearly for future transactions and the formation of Artwork and Beyond and introduction to Ross Galleries occurred substantially before the June 2001 agreement. Each of the other defendants had signed separate agreements with the plaintiff finder and the courses of actions against each of them is separate from the claims against us. While we do not believe we have any liability to Gottesman & Co. we could incur substantial expenses which would divert funds, if available, from operations. This expense burden would be reduced because Ross Galleries and Messrs. Blum and Camina are also defendants.

                               PLAN OF OPERATIONS

PLAN

           Our primary business is the sale of artworks through the internet. We have an online retail website and an internet based charity art auctions website. Artwork and Beyond closed a private placement and related debt financing (converted into equity) between March 2000 and September of 2000 in which approximately $1,200,000 of gross proceeds were raised. To date, the net proceeds of the offering has been used for the following purposes:

           o Completion of our retail web site WWW.ARTINACLICK.COM. The site was launched in December of 2000.

           o   Marketing of the retail website.

           o   Hiring of personal.

           o Completion of marketing for WWW.ARTAUCTIONFUNDRAISER.COM, which was launched in May 2001.

           o   Working Capital


           Artwork and Beyond anticipates generating additional revenues by implementing its marketing plan previously described. This is dependent upon receiving additional funds from operations or future financing.

           Artwork and Beyond's Internet based charity art auction division, ArtAuctionFundraiser.com capitalized on the expertise of both Jay Camina and Ross Galleries, Inc. Mr. Camina continues to provide advice. ArtAuctionFundraiser was launched on May 1, 2000. There are numerous organizations including, alumni groups, religious organizations, schools, health care organizations, and public radio stations, whose members are geographically dispersed. These organizations are constantly looking to raise funds to meet their operating budgets. Artwork and Beyond believes that an online auction would enable organizations to raise funds from their members no matter how geographically dispersed they may be.

FINANCING NECESSARY

           Because we will not obtain sufficient funds from the offering to continue operations we must obtain additional funds for that purpose. Assuming we will obtain funds for operations we will need additional amounts for other purposes as set forth below. :

           o   Marketing of the online retail art business.

           o Marketing of the online Internet based charity art auction business.

           o Payment of salaries including payment to officers and additional personnel.

           o   Working capital.


           If financing is available, Artwork and Beyond expects to hire additional employees to market its two websites. These employees marketing charity auctions will be commission based. At the present time Artwork and Beyond does not expect any to expenditures for plant and equipment.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

           The following discussion and analysis of Artwork and Beyond should be read in conjunction with Artwork and Beyond's Financial Statements and Notes thereto included elsewhere in this prospectus.

RESULTS OF OPERATIONS

           Fiscal year 2001 compared to fiscal year 2000

           During the year ended December 31, 2001 we had revenues of $158,491 compared to revenues of $15,915 in the prior year. During the year 2000 we did not have any revenue producing operations until our ARTinaClick website was launched. During 2001 we derived revenues for a full year from this website as well as a small amount of revenues from our charity site which was launched in September 2001. A portion of our total income, or approximately $37,310 from art sales of approximately $75,000 through our retail site were treated as commissions under generally accepted accounting principles. This is because we fill merchandise from an existing order on ARTinaClick.com directly from the supplier to the customer without risk. We believe our revenues growth has been hampered by a limited marketing activity, which is a direct result of lack of capital. We believe we will increase our marketing activity after completion of sufficient financing. There is no assurance we will be able to obtain sufficient additional capital or that we will be able to generate increased sales with additional marketing efforts.

           The approximately $103,135 cost of sales for 2001 consisted of $81,000 for purchases and $22,000 for packaging and shipping.

           During 2001 we had gross profits on sales of $55,356 compared to $6,584 in 2000. The increase is attributable primarily to increase sales. Our operating income was $92,666 in 2001 compared to $6,584 in 2000. The increases were primarily the result of increased revenues as well as commission income.

           We had selling, general and administrative expenses of $1,149,040 in 2001 compared to $772,455 of these expenses in the prior year.. Our expenses in 2001 consisted of $302,800 salaries, $91,700 marketing, $86,700 for professional fees, $32,200 rent, $24,700 insurance, $28,100 outside miscellaneous, $27,100 payroll taxes and $53,700. If we eliminate non-cash stock compensation expenses in 2001, our selling general and administrative expenses for 2001 actually declined slightly as we had greater development and start-up expenses in 2000.

           The increase in expenses in 2001 resulted in significant part to a non-recurring, non-cash stock compensation expense of $502,000. This non-cash stock compensation expense arises out of the sale of 600,000 shares of our common stock pursuant to a subscription agreement entered into as of October 4, 2001. The stock compensation of $502,000 represents the difference between the aggregate fair market value of the shares and aggregate purchase price.

           The increase in expenses between the two years arises in significant part out of our subscription agreement with Dutchess Partners. Dutchess Partners purchased 600,000of our shares pursuant to that subscription agreement as of October 2001. That agreement provided that Dutchess Partners pay us $50,000. At that time we had determined for accounting purposes that the fair market value of the stock was approximately $552,000. Under generally accepted accounting rules, the difference between $552,000 and $50,000 or $502,000 was treated as an expense.

           Our net loss increased to $1,041,174 in 2001 from $761,913 in 2000 as a result of the foregoing factors.

THIRD QUARTER 2002 COMPARED TO THIRD QUARTER 2001

           Our sales revenues declined from $148,044 in the first nine months of 2001 to $122,582 in the first nine months of 2002. Our sales revenues for first nine months of 2002 did not include $16,935 of commission income. The commission income amount represents sales derived from fulfilling orders on ArtinaClick.com directly from the supplier without us taking title or bearing any risks. This generally is done with Art Express objects. Under an SEC staff bulletin this income is to be treated as if it were commissions (presumably because the seller in fact acts as if it were a broker).

           Our costs of sales decreased in the first nine months of 2002 to $58,381 from $72,337 reflecting the decline in sales.

           During the first nine months of 2002, our selling, general and administrative expenses were $262,194 compared to $997,993 for the comparable period in 2001. The reduction reflects limited activity and cost reductions made because of the lack of funding. The expenses in 2001 also include website development costs, which were not incurred in 2002.

           The expenses for the first nine months of 2001 include a non-cash stock compensation expense of $457,000. This expense arose over the issuance of 600,000 shares of our common stock primarily in consideration of an agreement by the subscriber to pay expenses of a proposed offering by us. Since the fair market value of these shares exceeded the estimated expenses of approximately 95,000 by $457,000, this excess was treated as an expense. In addition, the expenses prior to the end of 2001 also included the estimated expenses of $95,000 which were never paid by the subscriber. The transaction was rescinded by the parties by the end of the year 2001. As a result, both the $95,000 estimated expense item and $457,000 amount were written off and had no impact on year end results.

           Other income in the first nine months of 2002 was $4,890 compared to $14,388 in the comparable period of fiscal 2001 primarily because we had negligible cash in interest bearing accounts as cash was spent or our cash put into operating accounts.

           Our net loss decreased from $907,898 for the first nine months of 2001 to $176,138 for the comparable period of fiscal 2002 for the foregoing reasons.

SEASONAL FACTORS

We have recently found that orders have increased during the Christmas season.

LIQUIDITY

           Our operations began in late 2000 and have not generated sufficient revenues to cover our expenses. We have relied on equity financing for start-up costs and to fund our operations. One of our principles also has advanced funds to us on an interest free basis.

           As of September 30, 2002, we had $31,084 in cash and cash equivalent. This was derived primarily from our equity financing and to a lesser extent from loans and revenues. The cash has been used as working capital to operate our business. We have had insufficient capital to fully implement our marketing plan, which we believe is required to generate increased sales. We should also receive $20,000 pursuant to a subscription agreement after the effective date of the registration statement of which this prospectus is a part but we would still need additional capital to pay expenses of this offering legal fees in an action commenced against us and to repay loans. If we do not obtain any additional capital we may not be able to pay our employees or otherwise continue operating or to institute our marketing plan.

           The lack of operating capital has prevented us from implementing our marketing plan which we believe would increase our revenues. Because of the inability to generate sufficient revenues our income does not cover expenses. As a result, between December 31, 2001 and September 30, 2002 we experienced significant declines in cash (76%) current assets (75%) and total assets (63%). As of September 30, 2002, our accumulated deficit was $2,003,000.

           During the first nine months of the year 2002 we used $168,718 in our operations and had a $65,000 increase in cash through financing activities. We had no cash received or used for investment activity during this period. As a result we had a net use of cash of $103,718 in this period reducing our cash to $31,084 by the end of the period.

           As of September 30, 2002, we had $39,996 in accrued expenses, which consists of $20,370 legal fees and accounting fees $5,135 payroll; $5,166 purchases and $9,363 miscellaneous. We believe the aggregate accrued expenses have not increased subsequent to September 30, 2002. The total accrued expenses declined by $59,717 reflecting the payment by stock of an accrued finder fee of $66,000 and small increase in other expenses reflecting our difficulties in satisfying our current liabilities.

           We are also a defendant in an action commenced by a business finder for $125,000 as compensation pursuant to a non-exclusive transaction agreement entered into in June 2001. No transaction resulted from the agreement. The finder claims he is owed the compensation because the finder was instrumental in the founding of Artwork & Beyond by our two principal shareholders and in connection with transactions among us and Ross Galleries. We do not believe we have any liability because we already were engaged in continuous business transactions with Ross Galleries and Artwork & Beyond was founded substantially before the agreement with us. Each of the other defendants had signed separate agreements with the finder and the cause of actions against each of them is separate from the claims against us. While we do not believe we have any liability to the finder we may incur substantial expenses which could divert funds, if available at all, from operations. This expense burden should be reduced because Ross Galleries and Messrs. Blum and Camina and also defendants.

           We are not aware of any trends, events, or uncertainties that would have a material impact on Artwork and Beyond's liquidity revenue or income.

FUND RAISING ACTIVITY

           We raised approximately 1,200,000 in private placements of shares and notes in 2000. These are described under "Certain Relationships and Related Transactions". In March 2000 we entered into a consulting agreement with an unaffiliated entity. The entity agreed to provide us, among other things, with business advice and introduction to potential acquisitions. This firm received approximately $70,000 for introducing us to investors in the private placement from March to September 2002. In 2001 we agreed to pay $66,150 of accrued fees to this entity by issuing 71,664 shares of our common stock in the second quarter of 2002. These shares were issued in June 2002.

           In January 2001 Biofarm purchased 600,000 shares of our common stock. The purchase was made pursuant to a subscription agreement which required that the shares were to be paid for by payment of nominal cash and payment by Biofarm of all offering costs of a proposed public offering of our shares. Because the offering was delayed, the parties agreed to terminate the subscription agreement in October 2001. No amounts are paid for offering expenses. The 600,000 shares were returned to us. At approximately the same time that we terminated the Biofarm subscription we sold 600,000 shares of our common stock to Dutchess Farms. The agreement called for payment of $50,000 payable in four installments. Of the amount thirty thousand dollars has been paid and twenty thousand will be paid when our registration statement is declared effective. Written documentation was not executed and new 600,000 shares issued until February 2002.

           In addition during April of 2002 we made an offering of convertible notes to raise funds for a new business line. We accepted a subscription for $200,000 of these Notes. Before the funds were paid it became apparent we would be unable to enter the new business. As a result the subscription agreement was cancelled and no money was paid and no notes were issued.

           The foregoing does not include advances made from time to time. As of March 31, 2002 we owed our chief executive officer approximately $9,800 for advances made by him to us. In August 2002 we borrowed an additional $45,000 in short term loans due in February 2003. A portion of these funds were advanced by Howard Blum an officer and principal shareholder and Giltner Stevens another principal shareholder. The notes are repayable in February 2003 and bear interest at 9% per annum.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           To the best of management's knowledge, other than as set forth below, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which Artwork and Beyond was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

           During the fourth quarter of 1999, we issued 7,583,504 shares of common stock to Howard Blum, Chief Executive Officer and Chairman of the Board and Jay Camina formerly a Co-Chairman of the Board and principal shareholder of the Company.

           In the second quarter of 2000 we borrowed $350,000 from Giltner Stevens pursuant to an interest-bearing note. Subsequently, pursuant to a private placement we sold Mr. Stevens 704,185 shares of stock for $650,000 and exchanged 379,175 shares of our common stock for the extinguishment of the $350,000 note. In connection with his purchase we issued an additional 113,753 shares to Mr. Stevens and granted him warrants expiring in June 2005 to purchase 379,175 shares or common stock at $.98 per share. Finally, we sold an additional aggregate of 219,383 shares at $.92 per share to Christopher Fiore, Timothy M. Schlameuss, George P. Warren and Albert Pick III Trust. We, therefore, sold an aggregate of 1,416,496 shares for cash or exchange of outstanding indebtedness or an aggregate of $1,202,500.

           In January 2001, Biofarm, Inc., entered into a Subscription Agreement with Artwork and Beyond to purchase an aggregate of 600,000 shares of our common stock for $600.00. In addition the subscription agreement provided for the payment by Biofarm of all of the expenses of this offering. We and Biofarm have verbally agreed to terminate the Subscription Agreement and all related transactions in the fall of 2001. Biofarm prior to termination entered into arrangements with third parties for the payment of fees in conjunction with this registration statement. As of October 2001, we entered into a subscription agreement with Dutchess Partners, a then unaffiliated party for the sale of 600,000 shares at $.083 per share or an aggregate purchase price of $50,000. Of this amount, $10,000 was paid in October 2001 (by paying a portion of our offering expenses), $10,000 in March 2002 and $10,000 in April 2002 or a total of $30,000. The balance of $20,000 is due and payable upon the earliest of the date that the registration statement is declared effective or our securities are otherwise publicly traded. Dutchess Partners initially had the right to rescind its purchase if the registration statement was not declared effective by December 31, 2002 but has waived this right. In the view of the Securities & Exchange Commission, Dutchess Partners may have the right to rescind its purchase and demand the return of its money. The information in this prospectus assumes that the shares issued to Dutchess Partners are fully paid as of this date.

           As of March 31, 2002 we owed our chief executive officer approximately $9,800 for advances made by him to us. In August 2002 we borrowed an additional $45,000 to be repaid in February 2003 with interest at nine (9%) percent. A portion of these funds were advanced by Howard Blum and Giltner Stevens an officer and another principal shareholder.

           We also had a month to month lease with Ross Galleries, Inc. wholly owned by Mr. Jay Camina. We paid that firm $2,604.71 per month until Ross Galleries, Inc. sold its assets to Ross Galleries, LLC in July 2001. Ross Galleries, LLC continued the arrangement. We have terminated this lease. We currently occupy on a month to month basis approximately 4,050 square feet of general office space in Holbrook, New York, which serves as our executive offices. The arrangement is with an entity affiliated with Howard Blum, our president. The arrangement is a pass through and we only pay the entity that it is obligated to pay the landlord. We occupy the entire space and the monthly rental is currently $2,815.63.

           In November 1999, Artwork and Beyond entered into a seven year Supply Agreement with Ross Galleries, Inc. Ross Galleries, Inc. was owned by Jay Camina, one of our principal shareholders. Pursuant to this agreement Ross Galleries, Inc. supplied us with framed and unframed artworks, exclusively for sale on the internet. Ross Galleries, Inc. has sold its assets to another entity, which is named Ross Galleries LLC. Mr. Camina has no affiliation with this new entity. Since the inception of the agreement through July 31, 2001, Artwork and Beyond has made payments to Ross Galleries, Inc. of approximately $62,000 and no amounts are owed to Ross Galleries, Inc. We continue to do business with Ross Galleries, LLC.

                            DESCRIPTION OF SECURITIES

GENERAL

           The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Delaware law.

           We are authorized to issue up to 20,000,000 shares of common stock, $.001 par value per share, of which 9,671,664 shares were issued and outstanding. Our certificate of incorporation authorizes 1,000,000 shares of "blank check" preferred stock, none of which are outstanding.

COMMON STOCK

           Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversions or redemption privileges nor any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

           Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

PREFERRED STOCK

           None of the 1,000,000 "blank check" preferred shares are currently outstanding. Our Board of Directors has the authority, without further action by the holders of the outstanding common stock, to issue shares of preferred stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, and to fix the terms of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series.

WARRANTS

           As of December 31, 2001, we have 379,175 warrants outstanding, exercisable at $.98 per share, which expire on June 2005 as extended.

           The exercise price of the warrants and the number of shares issuable upon exercise of the warrants will be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivisions and reclassifications.

                      DELAWARE ANTI-TAKEOVER LAW PROVISIONS

           As a Delaware corporation, we are subject to Section 203 of the General Corporation Law ("Anti-Takeover Statute". In general, the Anti-Takeover Statute prevents an "interested stockholder" (defined generally as a person owing 15% or more of a Delaware corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with such Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by the directors who are also officers of the corporation and by certain employee stock plans), or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. The restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the public announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the corporation's board of directors and if such business combination is approved by a majority of the board members who were directors prior to any person's becoming an interested stockholder. The provisions of the Anti-Takeover Statute requiring a super-majority vote to approve certain corporate transactions could have the effect of discouraging, delaying or preventing hostile takeovers, including those that might result in the payment of a premium over market price or changes in control or management of Artwork and Beyond.

LIMITATION ON LIABILITY OF DIRECTORS

           Our certificate of incorporation provides that a director of Artwork and Beyond will not be personally liable to Artwork and Beyond or its stockholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence. By its terms and in accordance with the Delaware General Corporation Law, however, this provision does not eliminate or limit the liability of a director of Artwork and Beyond
(i) for breach of the director's duty of loyalty to Artwork and Beyond or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, (relating to unlawful payments or dividends or unlawful stock repurchases or redemptions), (iv) for any improper benefit or (v) for breaches of a director's responsibilities under the Federal Securities laws.

DIVIDEND POLICY

           We have not paid any dividends on our Common Stock since our inception and do not intend to pay dividends on our common stock in the foreseeable future. Any earnings, which we may realize in the foreseeable future, will be retained to finance the growth of Artwork and Beyond.

TRANSFER AGENT

           The transfer agent for our common stock will be Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

SHAREHOLDERS

We presently have 12 record shareholders.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

           Our bylaws provide that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Artwork and Beyond, absent a finding of negligence or misconduct in the performance of their duties.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Artwork and Beyond pursuant to the above described provisions, or otherwise, Artwork and Beyond has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against these liabilities (other than the payment by Artwork and Beyond issuer of expenses incurred or paid by any director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Artwork and Beyond issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

MARKET INFORMATION

           Our securities are not traded on any public market. After the effective date we will attempt to have our shares traded on the OTC Bulletin Board. There is no assurance this will happen.

SHARES ELIGIBLE FOR FUTURE RESALE

           As of September 30, 2002, we had an aggregate of 9,671,664 shares of our common stock issued and outstanding, all of which are "restricted securities," which may be sold only in compliance with Rule 144 under the Securities Act of 1933, as amended or other exemptions from registration requirements of this act. Rule 144 provides, in essence, that a person holding restricted securities for a period of one year after payment therefore may sell, in brokers' transactions or to market makers, an amount not exceeding 1% of the outstanding class of securities being sold, or the average weekly reported volume of trading of the class of securities being sold over a four-week period, whichever is greater, during any three-month period. (Persons who are not our affiliates and who had held their restricted securities for at least two years are not subject to the volume or transaction limitations.) Commencing ninety days after the effective date of the registration statement to which this prospectus is a part all 9,000,000 of our shares will be capable of sale pursuant to Rule 144 subject to the foregoing limitation. The sale of a significant number of these shares in the public market may adversely affect prevailing market prices of our securities.

                              PLAN OF DISTRIBUTION


           One million shares will be offered on a "best efforts, basis" without any requirement that a minimum number of shares be sold. The shares will be offered for sale solely by our chief executive officer, Howard Blum without any additional compensation. Each purchaser will receive from Artwork and Beyond confirmation of his subscription to purchase shares of common stock with instructions to forward their funds to us. We will then forward a share certificate to you.


                                  LEGAL MATTERS

           The validity of the common stock offered hereby will be passed upon for Artwork and Beyond by Reed Smith LLP 599 Lexington Avenue, New York, New York 10022.

                                     EXPERTS

           The financial statements of Artwork and Beyond included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Merdinger, Fruchter, Rosen & Company, P.C., independent certified public accountants, whose reports thereon appear elsewhere herein and in the registration statement.

                              AVAILABLE INFORMATION

           We have filed with the Commission, Washington, D.C. 20549, a Registration Statement on Form SB-2 under the Securities Act with respect to our common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to Artwork and Beyond and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit. After the offering, we will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended and in accordance therewith will be required to file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement, including exhibits and schedules thereto, may be inspected without charge at the Commission's principal office in Washington D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, after payment of fees prescribed by the Commission. The Commission also maintains a World Wide Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address http://www.sec.gov. We intend to furnish holders of our common stock with annual reports containing financial statements audited by December 31, 2002.

                           ARTWORK AND BEYOND, INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000
                                       AND
                         SEPTEMBER 30, 2002 (UNAUDITED)

                            ARTWORK AND BEYOND, INC.
                              FINANCIAL STATEMENTS









                                    CONTENTS


                                                                           PAGE

INDEPENDENT AUDITORS' REPORT                                              F-1

BALANCE SHEET                                                             F-2

STATEMENT OF OPERATIONS                                                   F-3

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)                            F-4

STATEMENT OF CASH FLOWS                                                F-5 - 6

NOTES TO FINANCIAL STATEMENTS                                          F-7 - 18

                          INDEPENDENT AUDITORS' REPORT




TO THE BOARD OF DIRECTORS OF ARTWORK AND BEYOND, INC.:

We have audited the accompanying balance sheet of Artwork and Beyond, Inc. as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Artwork and Beyond, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years, then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company has recently begun to generate revenue, but has had continuing operating losses since inception. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in
Note 1 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                  MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                                  Certified Public Accountants

New York, New York
February 12, 2002




                            ARTWORK AND BEYOND, INC.
                                  BALANCE SHEET




                                                                September 30,         December 31,
                                                                -----------------------------------------
                                                                   2002            2001          2000
                                                                -----------    -----------    -----------
       ASSETS                                                    (Unaudited)
  Current assets
  Cash and cash equivalents                                     $    31,084    $   134,802    $   661,151
  Accounts receivable                                                   --           1,690           --
  Inventory                                                           5,138          7,970           --
                                                                -----------    -----------    -----------
      Total current assets                                           36,222        144,462        661,151

Property and equipment, net                                          16,995         21,617         27,779

Deferred offering cost                                               10,000         10,000           --
Security deposit                                                      5,631           --             --
                                                                -----------    -----------    -----------
      Total assets                                              $    68,848    $   176,079    $   688,930
                                                                ===========    ===========    ===========

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accrued expenses                                              $    39,996    $    99,713    $    84,000
  Notes payable                                                      54,804          9,804         23,259
  Customer deposits                                                  11,539         14,065           --
                                                                -----------    -----------    -----------
      Total current liabilities                                     106,339        123,582        107,259
                                                                -----------    -----------    -----------

Commitments and contingencies                                          --             --             --

Common stock subject to rescission                                   30,000         10,000           --
                                                                -----------    -----------    -----------

Stockholders' equity (deficiency)
  Preferred stock, $.001 par value;
    1,000,000 shares authorized, no shares issued
    and outstanding                                                    --             --             --
  Common stock, $0.001 par value; 20,000,000
    shares authorized, 9,071,664,
    9,000,000, and 9,000,000 shares shares
    issued and outstanding at September 30, 2002,
   December 31, 2001 and 2000, respectively                           9,072          9,000          9,000
  Additional paid-in capital                                      1,926,581      1,860,503      1,358,503
  Accumulated deficit                                            (2,003,144)    (1,827,006)      (785,832)
                                                                -----------    -----------    -----------
      Total stockholders' equity (deficiency)                       (67,491)        42,497        581,671
                                                                -----------    -----------    -----------

      Total liabilities and stockholders' equity (deficiency)   $    68,848    $   176,079    $   688,930
                                                                ===========    ===========    ===========




The accompanying notes are an integral part of these financial statements.


                            ARTWORK AND BEYOND, INC.
                             STATEMENT OF OPERATIONS





                                                     Nine Months Ended                Years Ended
                                                       September 30,                  December 31,
                                               --------------------------    --------------------------
                                                   2002           2001           2001          2000
                                               -----------    -----------    -----------    -----------
                                               (Unaudited)     (Unaudited)

Sales                                          $   122,582    $   148,044    $   158,491    $    15,915

Cost of sales                                       58,351         72,337        103,135          9,331
                                               -----------    -----------    -----------    -----------

Gross profit                                        64,231         75,707         55,356          6,584

Commission income, net                              16,935           --           37,310           --
                                               -----------    -----------    -----------    -----------

Total income                                        81,166         75,707         92,666          6,584

Selling, general and administrative expenses       262,194        997,993      1,149,040        779,039
                                               -----------    -----------    -----------    -----------

Loss from operations before interest income
 and provision for income taxes                   (181,028)      (922,286)    (1,056,374)      (772,455)

Interest income                                        290         14,388         15,200         10,542
Other income                                         4,600           --             --             --
                                               -----------    -----------    -----------    -----------
Total other income                                   4,890         14,388         15,200         10,542

Loss before provision for income taxes            (176,138)      (907,898)    (1,041,174)      (761,913)

Provision for income taxes                            --             --             --             --
                                               -----------    -----------    -----------    -----------

Net loss                                       $  (176,138)   $  (907,898)   $(1,041,174)   $  (761,913)
                                               ===========    ===========    ===========    ===========

Loss per common share - basic and diluted      $     (0.02)   $     (0.09)   $     (0.12)   $     (0.09)
                                               ===========    ===========    ===========    ===========

Weighted average shares outstanding              9,015,118      9,300,000      8,552,877      8,721,594
                                               ===========    ===========    ===========    ===========


The accompanying notes are an integral part of these financial statements.



                            ARTWORK AND BEYOND, INC.
                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)






                                                Common  Stock            Additional
                                          --------------------------      Paid-in         Retained
                                             Shares         Amount        Capital         Deficit        Total
                                          -----------    -----------    -----------    -----------    -----------

Balance, January 1, 2000                    7,583,504    $     7,584    $    52,416    $   (23,919)   $    36,081
Conversion of note payable to common
 stock at May 15, 2000                        379,175            379        349,621           --          350,000
 Issuance of common stock for cash
- on September 30, 2000                       704,185            704        649,296           --          650,000
- on September 30, 2000                        54,169             54         49,947           --           50,001
- on September 30, 2000                        54,169             54         49,947           --           50,001
- on September 30, 2000                        54,169             54         49,947           --           50,001
- on September 30, 2000                        56,876             57         52,443           --           52,500
Issuance of common stock to induce
 participation - September 30, 2000           113,753            114        104,886           --          105,000
Net loss, December 31, 2000                      --             --             --         (761,913)      (761,913)
                                          -----------    -----------    -----------    -----------    -----------

Balance, December 31, 2000                  9,000,000          9,000      1,358,503       (785,832)       581,671
Issuance of shares for services related
 to public offering at January 2001           600,000            600         94,400           --           95,000
Compensation expense recorded for
 shares issued at a discount to market
 at January 2001                                 --             --          457,000           --          457,000
Cancellation of January 2001 issuance
 of shares and compensation expense          (600,000)          (600)      (551,400)          --         (552,000)
Compensation expense recorded for
 shares issued at a discount to market           --             --          502,000           --          502,000
Net loss, December 31, 2001                      --             --             --       (1,041,174)    (1,041,174)
                                          -----------    -----------    -----------    -----------    -----------

Balance, December 31, 2001                  9,000,000          9,000      1,860,503     (1,827,006)        42,497
Issuance of shares for accrued expenses
 at June 30, 2002                              71,664             72         66,078           --           66,150
Net loss                                         --             --             --         (176,138)      (176,138)
                                          -----------    -----------    -----------    -----------    -----------

Balance, September 30, 2002 (Unaudited)     9,071,664    $     9,072    $ 1,926,581    $(2,003,144)   $   (67,491)
                                          ===========    ===========    ===========    ===========    ===========





The accompanying notes are integral part of these financial statements.


                            ARTWORK AND BEYOND, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS



                                                                                          Years Ended
                                                         September 30,                   December 31,
                                                   ---------------------------   --------------------------
                                                       2002           2001          2001           2000
                                                    (Unaudited)    (Unaudited)
                                                   -----------    -----------    -----------    -----------
  CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                         $  (176,138)   $  (907,898)   $(1,041,174)   $  (761,913)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
    Depreciation expense                                 4,622          4,563          6,162          3,034
    Stock compensation expense                            --          457,000        502,000           --
    Common shares issued to induce participation          --             --             --          105,000
    (Increase) decrease in accounts receivable           1,690           --           (1,690)          --
    (Increase) decrease in inventory                     2,832           --           (7,970)          --
    (Decrease) increase in customer deposits            (2,526)          --           14,065           --
    Increase in accrued expenses                         6,433         10,412         15,713         84,000
    Increase in security deposit                        (5,631)          --
                                                   -----------    -----------    -----------    -----------
NET CASH USED IN OPERATING ACTIVITIES                 (168,718)      (435,923)      (512,894)      (569,879)
                                                   -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                      --             --             --          (30,813)
                                                   -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  (Decrease) increase in notes payable                  45,000        (13,455)       (13,455)        23,259
  Increase in common stock subject to rescission        20,000           --             --             --
  Proceeds from issuance of convertible note              --             --             --          350,000
  Issuance of common stock for cash                       --             --             --          852,503
                                                   -----------    -----------    -----------    -----------
NET CASH PROVIDED BY (USED IN)
 FINANCING ACTIVITIES                                   65,000        (13,455)       (13,455)     1,225,762
                                                   -----------    -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                     (103,718)      (449,378)      (526,349)       625,070

CASH AND CASH EQUIVALENTS - beginning of period        134,802        661,151        661,151         36,081
                                                   -----------    -----------    -----------    -----------
CASH AND CASH EQUIVALENTS - end of period          $    31,084        211,773    $   134,802    $   661,151
                                                   ===========    ===========    ===========    ===========




The accompanying notes are an integral part of the financial statements.


                            ARTWORK AND BEYOND, INC.
                CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)



                                                                                                           Years Ended
                                                               September 30,                               December 31,
                                                -----------------------------------------  ---------------------------------------
                                                       2002                  2001                  2001                2000
                                                ------------------   -------------------   --------------------  -----------------
                                                   (Unaudited)            (Unaudited)
  CASH PAID DURING THE PERIOD FOR:
  Interest expense                              $             --     $              --     $               --     $   --
                                                ==================   ===================   ====================   ================
  Income taxes                                  $             --     $              --     $               --     $   --
                                                ==================   ===================   ====================   ================

NON-CASH FINANCING ACTIVITY:
  Common stock issued for accrued expenses      $           66,150   $              --     $               --     $   --
                                                ==================   ===================   ====================   ================
  Conversion of note to common stock            $             --     $              --     $               --     $350,000
                                                ==================   ===================   ====================   ================
  Common stock issued to induce participation   $             --     $              --     $               --     $105,000
                                                ==================   ===================   ====================   ================
  Common stock issued for services related
    to public offering                          $             --     $           552,000   $            552,000   $   --
                                                ==================   ===================   ====================   ================










  The accompanying notes are an integral part of the financial statements.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000,
                             AND SEPTEMBER 30, 2002



NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION
         The accompanying financial statements include the accounts of Artwork and Beyond, Inc. (the "Company"), a Delaware corporation formed on August 5, 1999.

         The Company conducts its operations from offices located in Holbrook, Long Island, New York.

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has only recently begun to generate revenue, and has incurred significant operating losses since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

         The Company will seek to obtain funds through the sale of additional equity or debt securities and intends to expand its revenue stream through the utilization of auctions on the internet.

         UNAUDITED FINANCIAL INFORMATION
         In the opinion of the Company, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly its financial position as of September 30, 2002 and 2001, and the results of its operations and cash flows for the nine months ended September 30, 2002 and 2001. These statements are condensed and, therefore, do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The results of operations for the nine months ended September 30, 2002, are not necessarily indicative of the results to be expected for the full year.

         NATURE OF OPERATIONS
         The Company was a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7 until the third quarter of 2001.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000,
                             AND SEPTEMBER 30, 2002


NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         NATURE OF OPERATIONS (CONTINUED)
         The Company was formed for the purpose of providing a medium for the purchase of artwork on the internet. The Company offers artwork through its website on the internet and provides this artwork directly from the supplier (see Note 4). The Company generates revenue by the sale of such artwork and framing. It is the Company's goal to become the dominant provider in the charity art auction market and retail market, both online and offline. It is anticipated that operating revenue will accelerate during the first and/or second quarter of the year 2003.

         USE OF ESTIMATES
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         REVENUE RECOGNITION
         Revenue is recognized from sales when artwork is shipped. Substantially all revenue is paid for prior to the artwork being shipped. The Company has one gallery on its e-commerce site that generates sales in which the Company acts essentially as an agent. The risk of loss on sales filled through this gallery is borne by a related company (see Note 4). Revenue on these orders is recorded net of related costs and classified as commission income.

         CASH AND CASH EQUIVALENTS
         The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         CONCENTRATION OF CREDIT RISK
         The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the year.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         The carrying value of cash and cash equivalents and accounts payable approximates fair value due to the relatively short maturity of these instruments.

         INVENTORY
         The Company's inventory is valued at the lower of cost or market determined by the first-in, first-out method of accounting.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000,
                             AND SEPTEMBER 30, 2002



NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         PROPERTY AND EQUIPMENT
         Property and equipment are recorded at cost. Repairs and maintenance costs are charged to operations as incurred. Depreciation is computed using straight-line methods calculated to amortize the cost of assets over their estimated useful lives, generally three to seven years. Upon retirement or other disposition of property and equipment, the cost and related depreciation will be removed from the accounts and the resulting gains or losses recorded.

         ORGANIZATION COSTS
         In accordance with American Institutes of Certified Public Accountants' Statement of Position ("SOP") 98-5 "Reporting on the Costs of Start-Up Activities," the Company expenses, as incurred, costs related to organizational and start-up activities.

         COST OF COMPUTER SOFTWARE
         In accordance with SOP 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use," the Company expenses, as incurred, such related costs.

         ADVERTISING COSTS
         Advertising costs are expensed as incurred and included in selling, general and administrative expenses. For the years ended December 31, 2001 and 2000, advertising expense approximated $98,000 and $75,000, respectively, and for the nine months ended September 30, 2002 and 2001 was $3,000 and $82,000, respectively.

         INCOME TAXES
         Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

         LOSS PER SHARE
         The computation of basic earnings per share ("EPS") is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect. Potentially dilutive securities outstanding as of December 31, 2001 and 2000, were 637,500 and 559,175 shares, respectively. On April 25, 2001, the Company effected a
         3.7917519 for 1 split of its common stock. All share and per share amounts in the financial statements have been restated to give retroactive effect to this stock split.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000,
                             AND SEPTEMBER 30, 2002

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         COMPREHENSIVE INCOME
         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. At December 31, 2001 and 2000, and for the period then ended, the Company had no items of other comprehensive income and has, therefore, not presented a Statement of Comprehensive Income.

NOTE 2 - PROPERTY AND EQUIPMENT

         Property and equipment consist of the following:

                                              September 30,         DECEMBER 31,
                                              --------------------------------------------
                                                  2002           2001             2000
                                              ------------   -------------   -------------
         Equipment and Furniture              $     30,813   $      30,813   $      30,813
         Less:  Accumulated Depreciation           (13,818)         (9,196)         (3,034)
                                              ------------   -------------   -------------
                                              $     16,995   $      21,617   $      27,779
                                              ============   =============   =============


         Depreciation expense for the years ended December 31, 2001 and 2000 was $6,162 and $3,034, and for the nine months ended September 30, 2002 and 2001 was $4,622 and $4,563, respectively.

NOTE 3 - INCOME TAXES

         The components of the provision for income taxes are as follows:

                                                      2001              2000
                                                --------------    --------------
         Current Tax Expense
             U.S. Federal                       $            -    $           -
             State                                           -                -
                                                --------------    --------------
         Total Current                                       -                -
                                                --------------    --------------

         Deferred Tax Expense
             U.S. Federal                                    -                -
             State                                           -                -
                                                --------------    --------------
         Total Deferred                                      -                -
                                                --------------    --------------

         Total Tax Provision (Benefit) from
          Continuing Operations                 $            -    $           -
                                                ==============    ==============

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000,
                             AND SEPTEMBER 30, 2002



NOTE 3 - INCOME TAXES (Continued)

         The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

                                                   2001              2000
                                                ------------      ------------
         Federal Income Tax Rate                       34.0%             34.0%
         Effect of Valuation Allowance                (34.0)%           (34.0)%
                                                -----------       -----------
         Effective Income Tax Rate                      0.0%              0.0%
                                                ===========       ===========

         At December 31, 2001, the Company had net carryforward losses of approximately $1,782,000. Because of the current uncertainty of realizing the benefits of the tax carryforward, a valuation allowance equal to the tax benefits for deferred taxes has been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

         Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 2001 and 2000, and for the nine months ended September 30, 2002 and 2001 are as follows:

                                           SEPTEMBER 30,          DECEMBER 31,
                                         2002        2001       2001      2000
                                         ----        ----       ----      ----
         Deferred Tax Assets
          Loss Carryforwards           $      -    $     -   $      -  $     -

          Less:  Valuation Allowance          -          -          -        -
                                       --------    -------   --------  -------
          Net Deferred Tax Assets      $      -    $     -   $      -  $     -
                                       ========    =======   ========  =======

         Net operating loss carryforwards expire in 2020.

NOTE 4 - RELATED PARTY TRANSACTIONS

         In November 1999, the Company entered into an agreement with an entity which, at that time, was a related company (an officer, director and shareholder of the Company owned this related company). The Company purchased certain prints of works of art, framed and unframed, from this entity. The entity had agreed to supply such art at competitive terms, on an exclusive basis to the Company for sale on the internet. The agreement was for a seven-year term, but could be terminated on 180 days written notice by either party after such time. Upon the sale discussed below, this contract was terminated.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000,
                             AND SEPTEMBER 30, 2002



NOTE 4 - RELATED PARTY TRANSACTIONS (Continued)

         In July 2001, the shareholder discussed above sold his 100% interest in the formerly related entity to an unrelated third party. The Company continues to purchase from this unrelated third party pursuant to purchase orders, whereby the Company is not bound by any exclusivity and either party can terminate the arrangement on 30 days written notice.

         Additionally, the Company leased its office space from this related entity until June 2002.

         At December 31, 2001 and 2000, the Company is obligated to a shareholder pursuant to a non-interest bearing demand note for $9,804 and $23,259, respectively, and for the nine months ended September 30, 2002 and 2001 was $9,804 and $23,259, respectively.

         At September 30, 2002, the Company is obligated to a shareholder pursuant to a $10,000 note payable, bearing interest at the rate of 9% per annum. This note is due March 20, 2003.

NOTE 5 - NOTES PAYABLE

         Notes payable are summarized as follows:

         a)   Gil Stevens                       $           20,000
         b)   Marty Miller                                  15,000
         c)   Howard Blum                                   10,000
         d)   Howard Blum                                    9,804
                                                ------------------

              Total                             $           54,804
                                                ==================

         a) On August 23, 2002, the Company entered into a note payable agreement with an unrelated individual, which bears interest at the rate of 9% per annum, and is due February 23, 2003.

         b) On August 28, 2002, the Company entered into a note payable agreement with an individual, which bears interest at the rate of 9% per annum, and is due February 28, 2003.

         c) On September 20, 2002, the Company entered into a note payable agreement with the Company's principal shareholder. This note bears interest at the rate of 9% per annum, and is due March 20, 2003.

         d) The Company is obligated to its principal shareholder pursuant to a non-interest bearing demand note in the amount of $9,804.

                            ARTWORK AND BEYOND, INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000
                                       AND
                         SEPTEMBER 30, 2002 (UNAUDITED)

                            ARTWORK AND BEYOND, INC.
                              FINANCIAL STATEMENTS









                                    CONTENTS


                                                                      PAGE

INDEPENDENT AUDITORS' REPORT                                            1

BALANCE SHEET                                                          2

STATEMENT OF OPERATIONS                                                3

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)                         4

STATEMENT OF CASH FLOWS                                              5 - 6

NOTES TO FINANCIAL STATEMENTS                                        7 - 18

                          INDEPENDENT AUDITORS' REPORT




TO THE BOARD OF DIRECTORS OF ARTWORK AND BEYOND, INC.:

We have audited the accompanying balance sheet of Artwork and Beyond, Inc. as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Artwork and Beyond, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years, then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company has recently begun to generate revenue, but has had continuing operating losses since inception. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in
Note 1 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                  MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                                  Certified Public Accountants

New York, New York
February 12, 2002



                            ARTWORK AND BEYOND, INC.
                                  BALANCE SHEET




                                                                September 30,          December 31,
                                                                    2002           2001           2000
                                                                -----------    -----------    ----------
       ASSETS                                                   (Unaudited)
  Current assets
  Cash and cash equivalents                                     $    31,084    $   134,802    $   661,151
  Accounts receivable                                                  --            1,690           --
  Inventory                                                           5,138          7,970           --
                                                                -----------    -----------    -----------
     Total current assets                                            36,222        144,462        661,151

Property and equipment, net                                          16,995         21,617         27,779

Deferred offering cost                                               10,000         10,000           --
Security deposit                                                      5,631           --             --
                                                                -----------    -----------    -----------
      Total assets                                              $    68,848    $   176,079    $   688,930
                                                                ===========    ===========    ===========

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accrued expenses                                              $    39,996    $    99,713    $    84,000
  Notes payable                                                      54,804          9,804         23,259
  Customer deposits                                                  11,539         14,065           --
                                                                -----------    -----------    -----------
      Total current liabilities                                     106,339        123,582        107,259
                                                                -----------    -----------    -----------

Commitments and contingencies
                                                                -----------    -----------    -----------

Common stock subject to rescission                                   30,000         10,000           --
                                                                -----------    -----------    -----------

Stockholders' equity (deficiency)
  Preferred stock, $.001 par value;
    1,000,000 shares authorized, no shares issued
    and outstanding
                                                                -----------    -----------    -----------
  Common stock, $0.001 par value; 20,000,000 shares
   authorized, 9,071,664, 9,000,000, and 9,000,000 shares
   shares issued and outstanding at September 30, 2002,
   December 31, 2001 and 2000, respectively                           9,072          9,000          9,000
  Additional paid-in capital                                      1,926,581      1,860,503      1,358,503
  Accumulated deficit                                            (2,003,144)    (1,827,006)      (785,832)
                                                                -----------    -----------    -----------
      Total stockholders' equity (deficiency)                       (67,491)        42,497        581,671
                                                                -----------    -----------    -----------

      Total liabilities and stockholders' equity (deficiency)   $    68,848    $   176,079    $   688,930
                                                                ===========    ===========    ===========




The accompanying notes are an integral part of these financial statements.



                            ARTWORK AND BEYOND, INC.
                             STATEMENT OF OPERATIONS





                                                   Nine Months Ended                 Years Ended
                                                     September 30,                   December 31,
                                               --------------------------    --------------------------
                                                   2002           2001           2001          2000
                                               -----------    -----------    -----------    -----------
                                               (Unaudited)     (Unaudited)

Sales                                          $   122,582    $   148,044    $   158,491    $    15,915

Cost of sales                                       58,351         72,337        103,135          9,331
                                               -----------    -----------    -----------    -----------

Gross profit                                        64,231         75,707         55,356          6,584

Commission income, net                              16,935           --           37,310           --
                                               -----------    -----------    -----------    -----------

Total income                                        81,166         75,707         92,666          6,584

Selling, general and administrative expenses       262,194        997,993      1,149,040        779,039
                                               -----------    -----------    -----------    -----------

Loss from operations before interest income
 and provision for income taxes                   (181,028)      (922,286)    (1,056,374)      (772,455)

Interest income                                        290         14,388         15,200         10,542
Other income                                         4,600           --             --             --
                                               -----------    -----------    -----------    -----------
Total other income                                   4,890         14,388         15,200         10,542

Loss before provision for income taxes            (176,138)      (907,898)    (1,041,174)      (761,913)

Provision for income taxes                            --             --             --             --
                                               -----------    -----------    -----------    -----------

Net loss                                       $  (176,138)   $  (907,898)   $(1,041,174)   $  (761,913)
                                               ===========    ===========    ===========    ===========

Loss per common share - basic and diluted      $     (0.02)   $     (0.09)   $     (0.12)   $     (0.09)
                                               ===========    ===========    ===========    ===========

Weighted average shares outstanding              9,015,118      9,300,000      8,552,877      8,721,594
                                               ===========    ===========    ===========    ===========


The accompanying notes are an integral part of these financial statements.


                                                       ARTWORK AND BEYOND, INC.
                                            STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)





                                                  Common Stock           Additional
                                            ------------------------       Paid-in       Retained
                                             Shares           Amount       Capital        Deficit        Total
                                             ------           ------       -------        -------        -----

Balance, January 1, 2000                    7,583,504    $     7,584    $    52,416    $   (23,919)   $    36,081
Conversion of note payable to common
 stock at May 15, 2000                        379,175            379        349,621             --        350,000

Issuance of common stock for cash
- on September 30, 2000                       704,185            704        649,296             --        650,000
- on September 30, 2000                        54,169             54         49,947             --         50,001
- on September 30, 2000                        54,169             54         49,947             --         50,001
- on September 30, 2000                        54,169             54         49,947             --         50,001
- on September 30, 2000                        56,876             57         52,443             --         52,500
Issuance of common stock to induce
 participation - September 30, 2000           113,753            114        104,886             --        105,000
Net loss, December 31, 2000                      --             --             --         (761,913)      (761,913)
                                          -----------    -----------    -----------    -----------    -----------

Balance, December 31, 2000                  9,000,000          9,000      1,358,503       (785,832)       581,671
Issuance of shares for services related
 to public offering at January 2001           600,000            600         94,400           --           95,000
Compensation expense recorded for
 shares issued at a discount to market
 at January 2001                                 --             --          457,000           --          457,000
Cancellation of January 2001 issuance
 of shares and compensation expense          (600,000)          (600)      (551,400)          --         (552,000)
Compensation expense recorded for
 shares issued at a discount to market           --             --          502,000           --          502,000
Net loss, December 31, 2001                      --             --             --       (1,041,174)    (1,041,174)
                                          -----------    -----------    -----------    -----------    -----------

Balance, December 31, 2001                  9,000,000          9,000      1,860,503     (1,827,006)        42,497
Issuance of shares for accrued expenses
 at June 30, 2002                              71,664             72         66,078           --           66,150
Net loss                                         --             --             --         (176,138)      (176,138)
                                          -----------    -----------    -----------    -----------    -----------

Balance, September 30, 2002 (Unaudited)     9,071,664    $     9,072    $ 1,926,581    $(2,003,144)   $   (67,491)
                                          ===========    ===========    ===========    ===========    ===========





The accompanying notes are integral part of these financial statements.




                            ARTWORK AND BEYOND, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS



                                                                                          Years Ended
                                                         September 30,                    December 31,
                                                  -----------------------------  ----------------------------
                                                      2002             2001         2001             2000
                                                  -------------   -------------  -----------     ------------
                                                    (Unaudited)     (Unaudited)
  CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                         $  (176,138)   $  (907,898)   $(1,041,174)   $  (761,913)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
    Depreciation expense                                 4,622          4,563          6,162          3,034
    Stock compensation expense                            --          457,000        502,000           --
    Common shares issued to induce participation          --             --             --          105,000
    (Increase) decrease in accounts receivable           1,690           --           (1,690)          --
    (Increase) decrease in inventory                     2,832           --           (7,970)          --
    (Decrease) increase in customer deposits            (2,526)          --           14,065           --
    Increase in accrued expenses                         6,433         10,412         15,713         84,000
    Increase in security deposit                        (5,631)          --
                                                   -----------    -----------    -----------    -----------
NET CASH USED IN OPERATING ACTIVITIES                 (168,718)      (435,923)      (512,894)      (569,879)
                                                   -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                      --             --             --          (30,813)
                                                   -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  (Decrease) increase in notes payable                  45,000        (13,455)       (13,455)        23,259
  Increase in common stock subject to rescission        20,000           --             --             --
  Proceeds from issuance of convertible note              --             --             --          350,000
  Issuance of common stock for cash                       --             --             --          852,503
                                                   -----------    -----------    -----------    -----------
NET CASH PROVIDED BY (USED IN)
 FINANCING ACTIVITIES                                   65,000        (13,455)       (13,455)     1,225,762
                                                   -----------    -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                     (103,718)      (449,378)      (526,349)       625,070

CASH AND CASH EQUIVALENTS - beginning of period        134,802        661,151        661,151         36,081
                                                   -----------    -----------    -----------    -----------
CASH AND CASH EQUIVALENTS - end of period          $    31,084        211,773    $   134,802    $   661,151
                                                   ===========    ===========    ===========    ===========




The accompanying notes are an integral part of the financial statements.


                                                       ARTWORK AND BEYOND, INC.
                                           CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)



                                                                                                       Years Ended
                                                           September 30,                               December 31,
                                                ----------------------------------------  -----------------------------------------
                                                       2002                  2001                  2001                2000
                                                -------------------  -------------------   --------------------  ------------------
                                                    (Unaudited)          (Unaudited)
  CASH PAID DURING THE PERIOD FOR:
  Interest expense                              $             --     $              --     $               --     $   --
                                                ==================   ===================   ====================   ========
  Income taxes                                  $             --     $              --     $               --     $   --
                                                ==================   ===================   ====================   ========

NON-CASH FINANCING ACTIVITY:
  Common stock issued for accrued expenses      $           66,150   $              --     $               --     $   --
                                                ==================   ===================   ====================   ========
  Conversion of note to common stock            $             --     $              --     $               --     $350,000
                                                ==================   ===================   ====================   ========
  Common stock issued to induce participation   $             --     $              --     $               --     $105,000
                                                ==================   ===================   ====================   ========
  Common stock issued for services related
    to public offering                          $             --     $           552,000   $            552,000   $   --
                                                ==================   ===================   ====================   ========















  The accompanying notes are an integral part of the financial statements.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000,
                             AND SEPTEMBER 30, 2002



NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION
         The accompanying financial statements include the accounts of Artwork and Beyond, Inc. (the "Company"), a Delaware corporation formed on August 5, 1999.

         The Company conducts its operations from offices located in Holbrook, Long Island, New York.

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has only recently begun to generate revenue, and has incurred significant operating losses since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

         The Company will seek to obtain funds through the sale of additional equity or debt securities and intends to expand its revenue stream through the utilization of auctions on the internet.

         UNAUDITED FINANCIAL INFORMATION
         In the opinion of the Company, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly its financial position as of September 30, 2002 and 2001, and the results of its operations and cash flows for the nine months ended September 30, 2002 and 2001. These statements are condensed and, therefore, do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The results of operations for the nine months ended September 30, 2002, are not necessarily indicative of the results to be expected for the full year.

         NATURE OF OPERATIONS
         The Company was a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7 until the third quarter of 2001.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000,
                             AND SEPTEMBER 30, 2002


NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                                                     (Continued)

         NATURE OF OPERATIONS (CONTINUED)
         The Company was formed for the purpose of providing a medium for the purchase of artwork on the internet. The Company offers artwork through its website on the internet and provides this artwork directly from the supplier (see Note 4). The Company generates revenue by the sale of such artwork and framing. It is the Company's goal to become the dominant provider in the charity art auction market and retail market, both online and offline. It is anticipated that operating revenue will accelerate during the first and/or second quarter of the year 2003.

         USE OF ESTIMATES
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         REVENUE RECOGNITION
         Revenue is recognized from sales when artwork is shipped. Substantially all revenue is paid for prior to the artwork being shipped. The Company has one gallery on its e-commerce site that generates sales in which the Company acts essentially as an agent. The risk of loss on sales filled through this gallery is borne by a related company (see Note 4). Revenue on these orders is recorded net of related costs and classified as commission income.

         CASH AND CASH EQUIVALENTS
         The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         CONCENTRATION OF CREDIT RISK
         The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the year.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         The carrying value of cash and cash equivalents and accounts payable approximates fair value due to the relatively short maturity of these instruments.

         INVENTORY
         The Company's inventory is valued at the lower of cost or market determined by the first-in, first-out method of accounting.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000,
                             AND SEPTEMBER 30, 2002



NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                                                     (Continued)

         PROPERTY AND EQUIPMENT
         Property and equipment are recorded at cost. Repairs and maintenance costs are charged to operations as incurred. Depreciation is computed using straight-line methods calculated to amortize the cost of assets over their estimated useful lives, generally three to seven years. Upon retirement or other disposition of property and equipment, the cost and related depreciation will be removed from the accounts and the resulting gains or losses recorded.

         ORGANIZATION COSTS
         In accordance with American Institutes of Certified Public Accountants' Statement of Position ("SOP") 98-5 "Reporting on the Costs of Start-Up Activities," the Company expenses, as incurred, costs related to organizational and start-up activities.

         COST OF COMPUTER SOFTWARE
         In accordance with SOP 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use," the Company expenses, as incurred, such related costs.

         ADVERTISING COSTS
         Advertising costs are expensed as incurred and included in selling, general and administrative expenses. For the years ended December 31, 2001 and 2000, advertising expense approximated $98,000 and $75,000, respectively, and for the nine months ended September 30, 2002 and 2001 was $3,000 and $82,000, respectively.

         INCOME TAXES
         Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

         LOSS PER SHARE
         The computation of basic earnings per share ("EPS") is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect. Potentially dilutive securities outstanding as of December 31, 2001 and 2000, were 637,500 and 559,175 shares, respectively. On April 25, 2001, the Company effected a
         3.7917519 for 1 split of its common stock. All share and per share amounts in the financial statements have been restated to give retroactive effect to this stock split.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000,
                             AND SEPTEMBER 30, 2002

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                                                     (Continued)

         COMPREHENSIVE INCOME SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. At December 31, 2001 and 2000, and for the period then ended, the Company had no items of other comprehensive income and has, therefore, not presented a Statement of Comprehensive Income.

NOTE 2 - PROPERTY AND EQUIPMENT

         Property and equipment consist of the following:

                                                       September 30,              DECEMBER 31,
                                                                         -----------------------------
                                                          2002                2001            2000
                                                          ----                ----            ----
          Equipment and Furniture                     $     30,813        $      30,813    $    30,813
          Less:  Accumulated Depreciation                  (13,818)              (9,196)        (3,034)
                                                      ------------        -------------   -------------
                                                      $     16,995        $      21,617   $     27,779
                                                      ============        =============   ============


         Depreciation expense for the years ended December 31, 2001 and 2000 was $6,162 and $3,034, and for the nine months ended September 30, 2002 and 2001 was $4,622 and $4,563, respectively.

NOTE 3 - INCOME TAXES

         The components of the provision for income taxes are as follows:

                                                  2001              2000
                                               -------------     -------------
         Current Tax Expense
             U.S. Federal                     $            -    $           -
             State                                         -                -
                                             ---------------    --------------
        Total Current                                     -                -
                                             ---------------    --------------

         Deferred Tax Expense
             U.S. Federal                                  -                -
             State                                         -                -
                                              --------------    --------------
         Total Deferred                                    -                -
                                              --------------    --------------

         Total Tax Provision (Benefit) from
          Continuing Operations                $           -     $           -
                                               =============     =============

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000,
                             AND SEPTEMBER 30, 2002



NOTE 3 - INCOME TAXES (Continued)

         The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

                                                      2001           2000
                                                   ------------     ----------
         Federal Income Tax Rate                          34.0%          34.0%
         Effect of Valuation Allowance                   (34.0)%        (34.0)%
                                                   -----------      ---------
         Effective Income Tax Rate                         0.0%           0.0%
                                                  ============      =========

         At December 31, 2001, the Company had net carryforward losses of approximately $1,782,000. Because of the current uncertainty of realizing the benefits of the tax carryforward, a valuation allowance equal to the tax benefits for deferred taxes has been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

         Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 2001 and 2000, and for the nine months ended September 30, 2002 and 2001 are as follows:

                                                    SEPTEMBER 30,                        DECEMBER 31,
                                                    -------------                        ------------


                                               2002                 2001                2001                2000
                                               ----                 ----                ----                ----
         Deferred Tax Assets
          Loss Carryforwards            $              -     $              -     $              -    $              -

          Less:  Valuation Allowance                   -                    -                    -                   -
                                        ----------------    -----------------    -----------------   -----------------
          Net Deferred Tax Assets       $              -     $              -     $              -    $              -
                                        ================     ================     ================    ================


         Net operating loss carryforwards expire in 2020.

NOTE 4 - RELATED PARTY TRANSACTIONS

         In November 1999, the Company entered into an agreement with an entity which, at that time, was a related company (an officer, director and shareholder of the Company owned this related company). The Company purchased certain prints of works of art, framed and unframed, from this entity. The entity had agreed to supply such art at competitive terms, on an exclusive basis to the Company for sale on the internet. The agreement was for a seven-year term, but could be terminated on 180 days written notice by either party after such time. Upon the sale discussed below, this contract was terminated.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000,
                             AND SEPTEMBER 30, 2002



NOTE 4 - RELATED PARTY TRANSACTIONS (Continued)

         In July 2001, the shareholder discussed above sold his 100% interest in the formerly related entity to an unrelated third party. The Company continues to purchase from this unrelated third party pursuant to purchase orders, whereby the Company is not bound by any exclusivity and either party can terminate the arrangement on 30 days written notice.

         Additionally, the Company leased its office space from this related entity until June 2002.

         At December 31, 2001 and 2000, the Company is obligated to a shareholder pursuant to a non-interest bearing demand note for $9,804 and $23,259, respectively, and for the nine months ended September 30, 2002 and 2001 was $9,804 and $23,259, respectively.

         At September 30, 2002, the Company is obligated to a shareholder pursuant to a $10,000 note payable, bearing interest at the rate of 9% per annum. This note is due March 20, 2002.

NOTE 5 - NOTES PAYABLE

         Notes payable are summarized as follows:

         a)   Gil Stevens             $           20,000
         b)   Marty Miller                        15,000
         c)   Howard Blum                         10,000
         d)   Howard Blum                          9,804
                                      ------------------

                             Total     $           54,804
                                       ==================

         a) On August 23, 2002, the Company entered into a note payable agreement with an unrelated individual, which bears interest at the rate of 9% per annum, and is due February 23, 2003.

         b) On August 28, 2002, the Company entered into a note payable agreement with an individual, which bears interest at the rate of 9% per annum, and is due February 28, 2003.

         c) On September 20, 2002, the Company entered into a note payable agreement with the Company's principal shareholder. This note bears interest at the rate of 9% per annum, and is due March 20, 2002.

         d) The Company is obligated to its principal shareholder pursuant to a non-interest bearing demand note in the amount of $9,804.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000,
                             AND SEPTEMBER 30, 2002



NOTE 6 - COMMON STOCK

         In September 2000, the Company completed a private placement through which $1,252,500 was raised through debt and equity. The offering consisted of the sale of 923,568 shares of common stock for $852,500 and a 6% convertible note payable, issued April 13, 2000, of $350,000. The note was converted at $0.92 per share, the fair market value of the Company's common stock. Additionally, 113,753 shares were issued at a fair market value of $105,000 to induce participation in the offering. This amount is included as financing costs in selling, general and administrative expense.

         The Company paid $73,150 in finder's fees, which is included at December 31, 2000 in selling, general and administrative expenses.

         In January 2001, the Company entered into a Subscription Agreement with a third party through which the unrelated party acquired 600,000 shares of the Company's common stock in exchange for the future payment of all of the Company's expenses relating to its Form SB-2 Registration Statement. The difference between the fair value of the shares issued and the estimated expense had been charged to operations upon issuance of the shares. An expense of $457,000 had been recorded. In the fourth quarter of 2001, upon mutual consent, this agreement was cancelled and the aforementioned expense and the issuance of shares reversed. No expense had been paid by this third party.

         As of October 4, 2001, the Company entered into a Subscription Agreement with an unrelated third party to purchase 600,000 shares of the Company's common stock at a purchase price of $50,000, which was less than its fair value. Payments on this purchase are scheduled as various milestones regarding the Company's registration statement covering the shares are met. The Company had received $10,000 and $30,000 at December 31, 2001 and September 30, 2002, respectively. The balance of $20,000 is to be paid upon the earlier of the registration statement being declared effective, or when the Company's securities are otherwise publicly traded. In the view of the Securities and Exchange Commission, this sale many not have been an offering exempt from the registration requirements under the Securities Act of 1933. The purchaser may have the right to rescind the purchase of its shares and obtain repayment of the purchase price. If the purchaser obtains rescission the Company would be required to return the purchase price of up to $50,000. The proceeds received, all of which are subject to rescission, have been shown outside of stockholders' equity in the financial statements.

         At December 31, 2001, the Company has recorded deferred offering costs of $10,000 which represents amounts paid by this investor for costs incurred by the Company relating to its Form SB-2. Further, the difference between the fair value of the shares issued and the price paid by this investor, or $502,000, is included in selling, general and administrative expenses at December 31, 2001.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000,
                             AND SEPTEMBER 30, 2002



NOTE 6 - COMMON STOCK (Continued)

         During April 2002, the Company made an offering of $500,000 of convertible 5% notes due December 31, 2005. These notes would have been convertible from the date that the Company's common stock was first publicly traded, at a 50% discount to market value, but not less than $0.50 per share and, for the first thirty one days that the notes are convertible, not more than $3.00 per share. After this initial period, there was to be no ceiling in the conversion price. The Company accepted a subscription for $200,000 of notes; however, on May 24, 2002, before any funds were received, the offering was canceled. Approximately $4,800 of costs related to this offering have been charged to expense.

         On June 30, 2002, the Company issued 71,664 common shares for accrued finder's fees expense in the amount of $66,150, which was incurred during the fiscal year ending December 31, 2000.

         In April 2001 the Company effected a stock split of its common shares by issuing 3.7917519 newly issued shares of $.001 par value common for each prior outstanding common share. The split increased the Company's authorized $.001 par value common stock shares to 20,000,000.

NOTE 7 - OPTIONS AND WARRANTS

         OPTIONS
         In January 2000, the Company adopted an Incentive Stock Option Plan ("ISO") which provides for the issuance of options to purchase 450,000 shares of common stock. The plan was established to provide employee incentives.

         The Company will use the intrinsic value method (APB Opinion 25) to account for its stock options granted to officers, directors, and employees. Under this method, compensation expense is recorded over the vesting period based on the difference between the exercise price and quoted market price on the date the options are granted.

         ISOs may not be granted to an individual to the extent that in the calendar year in which such ISOs first become exercisable the shares subject to such ISOs have a fair market value on the date of grant in excess of $100,000. No option may be granted under the ISO after January 2010 and no option may be outstanding for more than ten years after its grant. Additionally, no option can be granted for more than five years to a stockholder owning 10% or more of the Company's outstanding common stock and such options must have an exercise price of not less than 110% of the fair market value on the date of the grant. To date, no options have been granted pursuant to the ISO plan.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000,
                             AND SEPTEMBER 30, 2002



NOTE 7 - OPTIONS AND WARRANTS (Continued)

         OPTIONS (CONTINUED)
         On September 30, 2000, the Company granted to an employee an option to purchase 180,000 shares of common stock, exercisable at $0.92 per share. The options vested one-half on November 15, 2000, and the balance on May 15, 2001, and expire in September 2005. The exercise price equaled the fair value of the stock on the date of grant and, accordingly, the Company has not recorded any compensation expense related to these options.

         The Company has granted options to members of its advisory board covering an aggregate of 7,500 shares of common stock. The options have an exercise price of $1.50 per share, vest one year from date of grant and expire in 2004.

         There were no stock option transactions during fiscal year ended December 31, 2001.

         A summary of stock option transactions is as follows:

                                                                     YEARS ENDED
                                                                     DECEMBER 31,
                                                                   2001        2000
                                                                   ----        ----
          Outstanding, beginning                                 180,000         -
          Granted at an exercise price of $1.50 per share          7,500         -
          Granted at an exercise price of $0.92 per share              -      180,000
                                                                --------    ---------
          Outstanding, ending                                    187,500      180,000
                                                                ========    =========
          Exercisable, ending                                    187,500       90,000
                                                                ========    =========


         The above number of options and exercise prices reflect the effect of the stock split described in Note 5.

         The Company accounts for its stock option transactions under the provisions of APB No. 25. The following pro forma information is based on estimating the fair value of grants based upon the provisions of SFAS No. 123. The fair value of each option granted during the periods indicated has been estimated as of the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                            YEARS ENDED
                                                            DECEMBER 31,
                                                    --------------------------
                                                          2001       2000
         Risk free interest rate                           4%        5%
         Life of the options                         6 months       18 months
         Expected dividend yield                           0%        0%
         Expected volatility                               0%        0%
         Weighted fair value of options granted        $0.00     $0.25

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000,
                             AND SEPTEMBER 30, 2002



NOTE 7 - OPTIONS AND WARRANTS (Continued)

         OPTIONS (CONTINUED)
         Accordingly, the Company's pro forma net loss and net loss per share assuming compensation cost was determined under SFAS No. 123 would have been the following:


                                                                 YEARS ENDED
                                                                 DECEMBER 31,
                                                      --------------------------------
                                                          2001                 2000
                                                          ----                 ----
         Net loss                                     $(1,078,267)         $(788,163)
         Net loss per basic share                          $(0.11)            $(0.09)
         Weighted average option price per share:
         Granted                                      $      1.50          $    0.92
         Exercised                                             -                -
         Cancelled                                             -                -
         Outstanding at end of period                        0.94               0.92
         Exercisable at end of period                        0.92               0.92
         Weighted average remaining life
           of options outstanding                       45 months          57 months


         WARRANTS
         The Company has issued outstanding warrants to purchase 379,175 shares of common stock. The warrants are exercisable on or before April 20, 2002 at an exercise price of $0.98 per share. The warrants expiration date has been extended to April 20, 2005. The above number of warrants and exercise prices reflect the effect of the stock split described in
         Note 5.

NOTE 8 - SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         Selling, general and administrative expenses primarily include salaries, finder's fees, professional fees, web-site design and financing costs.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

         The Company entered into a month-to-month lease for its office space, at a monthly amount of $2,917 from January to April 2001, and $2,604 from May to July 2001 from a related entity, and from July to December 2001 from an unrelated entity (see Note 4). Rental expense was $32,289 and $29,150 for the years ended December 31, 2001 and 2000, respectively. In June 2002, the Company canceled its lease and entered into a new month-to-month lease agreement for its office space, at a monthly amount of $2,815, and for the nine months ended September 30, 2002 and 2001 rent expense was $18,538 and $25,000, respectively.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000,
                             AND SEPTEMBER 30, 2002



NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)

         The Company had an employment agreement with its Chief Operating Officer with a one-year term commencing January 3, 2000 at a $75,000 base salary. There was a one-year option for 2001, at a base salary of $100,000, which the Company elected to not exercise. The agreement also had certain bonus incentive clauses that called for maximum additional compensation of $25,000 per year and additional incentives in the form of stock options. No additional compensation has been paid and the options have been issued (see Note 6).

         The Company entered into a one-year agreement in March 2000 with an entity whereby a fee is to be paid for general business advice, structuring of transactions and introduction to potential investors. Additionally, if such entity introduced a potential acquisition target and such acquisition is consummated, a fee of 1% of the transaction value will be paid in stock and 1/2% of the transaction value in cash. For the year ended December 31, 2001 and 2000, the Company paid $-0-and $73,150, respectively. Included in accrued expenses at December 31, 2001 is $66,150, which will be paid to the entity in the second quarter of 2002, with common stock at the fair market value when earned of $0.92.

         The Company has advertising agreements in place through which its retail division advertises on the shopping network of two search engines. The Company only pays its contractual advertising fees and does not incur any fee to these companies when a sale of artwork is made. One agreement was for the seven-month period from December 1, 2000 through June 30, 2001. The second agreement was for a twelve-month period from December 1, 2000 through November 30, 2001. The Company is currently negotiating new contracts.

         The Company has signed as a participating advertiser with an online clearinghouse operation. The clearinghouse consists of numerous advertisers who desire to have their advertisement placed on websites of other participants, known as publishers. The approved publishers place a banner or other material of the advertiser on their website and receive commissions of 15% based on sales generated through their site. The advertiser is required to deposit funds with the clearinghouse operator which is replenished periodically. The deposit is used to pay the publisher's commission and a 3% commission to the clearinghouse operator. There are over 4,500 publishers who may use the banner, although the Company has no idea of the actual number placing its banner on a site at any given instance.

         The Company paid $6,206 in commissions during the twelve months ended December 31, 2001, and for the nine months ended September 30, 2002 commission expense was $7,619.

                            ARTWORK AND BEYOND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000,
                             AND SEPTEMBER 30, 2002



NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)

         On March 21, 2001, the Company entered into a sales and distribution agreement to produce, package and distribute artwork for an unrelated company. The Company will receive 60% of the sales price of the artwork sold. The term of this agreement is one year, which can be renewed or extended by the written mutual consent of both parties. At September 30, 2002, the Company was negotiating new terms for this agreement.

         The Company, along with two shareholders and a related entity, are defendants in an action commenced in June 2002 by Gottesman & Co., Inc. in the Supreme Court of the State of New York for the county of New York. The portion of the action against the Company is to recover $125,000 that the plaintiff claims is due it as compensation pursuant to a non-exclusive transaction agreement allegedly entered into in June 2001. That agreement obligated the Company to pay minimum commissions of $125,000 on any transaction that Gottesman finds for the Company and which closes after execution of the agreement. The plaintiff specifically claims he is owed the compensation because it was instrumental in the formation of Artwork and Beyond by Howard Blum and Jay Camina, the shareholders, and because the Company entered into transactions with Ross Galleries, the related entity. The Company does not believe it has any liability to Gottesman because the agreement was clearly for future transactions and the formation of Artwork and Beyond and introduction to Ross Galleries occurred substantially before the June 2001 agreement. Each of the other defendants had signed separate agreements with the plaintiff and the course of actions against each of them is separate from the claims against the Company. Outside counsel for the Company has advised that at this stage in the proceedings he cannot offer an opinion as to the probable outcome. The Company believes that the claims are without merit and intends to defend itself vigorously; however, the Company could incur substantial expenses which would divert funds, if available, from operations. This expense burden would be reduced because Ross Galleries and Messrs. Blum and Camina are also defendants.

NOTE 10 -  MAJOR VENDORS

         The Company purchases substantially all of its artwork from two vendors and has all of its artwork framed by one of the aforementioned vendors (see Note 4). At December 31, 2001, the Company has included in accrued expenses amounts payable to these vendors of $5,996 and $1,542, respectively, and for the nine months ended September 30, 2002 amounts payable to these vendors was $5,204.

     ---------------------------------------------------------------------

           YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

ADDITIONAL  RISKS AND  UNCERTAINTIES  NOT PRESENTLY KNOWN OR THAT ARE
CURRENTLY   DEEMED   IMMATERIAL   MAY  ALSO   IMPAIR   OUR   BUSINESS
OPERATIONS. THE RISKS AND UNCERTAINTIES DESCRIBED IN THIS DOCUMENT DISTRIBUTION OF 1,000,000 SHARES OF AND OTHER RISKS AND UNCERTAINTIES, WHICH WE MAY FACE IN THE FUTURE COMMON STOCK WILL HAVE A GREATER IMPACT ON THOSE WHO PURCHASE OUR COMMON STOCK.
THESE PURCHASERS WILL PURCHASE OUR COMMON STOCK AT THE MARKET PRICE OR AT A PRIVATELY NEGOTIATED PRICE AND WILL RUN THE RISK OF LOSING THEIR ENTIRE INVESTMENT.

                    ----------------------------

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





         --------------------------------------------------------------





                            ARTWORK AND BEYOND, INC.









                                ________________

                                   PROSPECTUS
                                ________________
















                                 _________, 2002




                  --------------------------------------------

            [ALTERNATIVE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

PROSPECTUS         SUBJECT TO COMPLETION; DATED ________, 2001

                         180,000 SHARES OF COMMON STOCK

                                       OF

                            ARTWORK AND BEYOND, INC.

           We are registering 180,000 shares of our common stock for sale by Dutchess Partners. This shareholder is generally referred to throughout this prospectus as "selling securityholder."

           The selling stockholder will offer its shares at a price of five cents per share prior to our common stock being quoted on the OTCBB or other exchange. After this the shareholder may make sales on the open market or in privately negotiated transactions and at prices greater or less than five cents per share. We will not receive any of the proceeds from the sales of shares by the selling securityholder.

           No public trading market for our common stock exists. We anticipate that if a trading market develops, our common stock will initially be traded on the over-the-counter market after this offering.

                      ------------------------------------

           Our principal executive offices are located at 331 Dante Court, Holbrook, New York 11741. Our telephone number is (631) 471-0065.
                      ------------------------------------

           OUR COMMON STOCK BEING OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 6 BEFORE YOU DECIDE TO PURCHASE ANY COMMON STOCK.
                      ------------------------------------

           Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is ________, 2002

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                             3

Risk factors                                                                   6


           Forward Looking Information                                         7
Use of proceeds                                                                7
Dilution                                                                       7
Directors, Executive Officers, Promoters and Control Persons                  10
Security ownership of certain beneficial owners and management                16
Our business                                                                  17
Property                                                                      24
Legal Proceeding                                                              24
Plan of Operations                                                            25
Management Discussion and Analysis                                            25
Certain relationships and related transactions                                28

Description of securities                                                     28
Disclosure of commission position on indemnification
   for securities act liabilities                                             30
Concurrent Offering
Selling Securityholder
Plan of distribution                                                          31
Legal matters                                                                 32
Experts                                                                       32
Available Information                                                         32
Financial Statements

                              [Inside Front Cover]


             [ALTERNATE PAGE FOR SELLING SECURITYHOLDER PROSPECTUS]

                                  THE OFFERING

Shares offered by Selling
Securityholder.................................................             180,000 shares of common stock.

Plan of distribution................................................        The  offering  of our  shares  of  common  stock is
                                                                            being  made  by  a  shareholder.   Shares  will  be
                                                                            offered at five cents per share  prior to shares of
                                                                            our  common  stock  being  quoted  on the  bulletin
                                                                            board  or  other  exchange.  After  quotation,  the
                                                                            shareholder  may make  sales on the open  market or
                                                                            in  privately  negotiated  transactions  at  prices
                                                                            greater  or  less  than  five  cents.  The  selling
                                                                            shareholder  has  indicated it only intends to sell
                                                                            the shares  when the common  stock is quoted.  Then
                                                                            sales may be made by selling  securityholder in the
                                                                            open    market   or   in    privately    negotiated
                                                                            transactions  at prices  greater  or less than five
                                                                            cents.

Use of proceeds.....................................................        Artwork and Beyond  will not  receive any  proceeds
                                                                            from  the  sale  of  shares  owned  by the  selling
                                                                            securityholder.

                               CONCURRENT OFFERING


Shares offered by Artwork and Beyond............                            1,000,000 shares of common stock.

Plan of distribution..............................................          Artwork  and Beyond  will offer and sell  1,000,000
                                                                            shares for cash at a price of $.05 per share.

Use of proceeds....................................................
                                                                            Artwork and Beyond will receive the proceeds to
                                                                            be derived from the sale of an aggregate of
                                                                            1,000,000 shares of its common stock.



             [ALTERNATE PAGE FOR SELLING SECURITYHOLDER PROSPECTUS]

                                 USE OF PROCEEDS

           This prospectus is part of a registration statement that permits the shareholder of Artwork and Beyond who is identified in this prospectus to sell its shares of Artwork and Beyond common stock in the open market or in privately negotiated transactions. This shareholder is referred to throughout this prospectus as the "selling securityholder". As such, Artwork and Beyond will not receive any proceeds from this offering.

             [ALTERNATE PAGE FOR SELLING SECURITYHOLDER PROSPECTUS]


                               CONCURRENT OFFERING

           The registration statement of which this prospectus is a part also includes a prospectus with respect to the offering by Artwork and Beyond for cash of 1,000,000 shares of Artwork and Beyond common stock. This distribution may have a material adverse effect on the market price of the common stock offered by the selling securityholder.

                              PLAN OF DISTRIBUTION

           Shares will be offered at five cents per share prior to our shares of common stock being quoted on the bulletin board or other exchange. The selling shareholder has indicated it only intends to sell the shares when the share of our common stock are quoted. Sales may then be made by selling securityholder in the open market or in privately negotiated transactions at prices greater or less than five cents per share at prices, which may be greater or less than five cents per share. Alternatively, the selling securityholder may from time to time offer those shares through underwriters, brokers, dealers, agents or other intermediaries at market prices which may be greater or less than five cents per share. The selling securityholder as of the date of this prospectus has advised us that at that time there were no underwriting or distribution arrangements entered into with respect to the common stock offered hereby. The distribution of the common stock by the selling securityholder may be effected in one or more transactions that may take place on the OTC Electronic Bulletin Board (including one or more block transactions) if our stock is traded on the OTC Bulletin Board through customary brokerage channels, either through brokers acting as agents for the selling securityholder, or through market makers, dealers or underwriters acting as principals who may resell these shares on the OTC Electronic Bulletin Board; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling securityholder in connection with sales of the common stock.

           Any securities covered by this prospectus, which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The selling securityholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling securityholders.

           Although the common stock covered by this prospectus is not currently being underwritten, the selling securityholder or its underwriters, brokers, dealers or other agents or other intermediaries that may participate with the selling securityholder in any offering or distribution of common stock may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

           Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in a distribution of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The selling securityholder will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling securityholder.

           We have advised the selling stockholder that during such time as it may be engaged in a distribution of the shares, it is required to comply with Regulation M under the Securities Exchange Act. With certain exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of the shares.

           The selling securityholder is subject to the applicable provisions of the Exchange Act, including, without limitation, Rules 10b-5 and Regulation M thereunder. Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the common stock may not simultaneously purchase such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution.

           In addition, in connection with the transactions in the common stock, we and the selling securityholder, will be subject to applicable provisions of the Exchange Act and the rules and regulations under that Act, including, without limitation, the Rules set forth above, and in so far as we and the selling securityholders are distribution participants, Regulation M. These restrictions may affect the marketability of the common stock. The selling securityholder will pay all commissions and certain other expenses associated with the sale of the common stock.

           In order to comply with certain state securities laws, if applicable, the common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

           All of the expenses of this offering are being paid for by the Company. See "Certain Relationships and Related Transactions". However, any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the common stock will be borne by the Company.

           We have agreed to indemnify the selling securityholder against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments to which such securityholder may be required to make in respect thereof.

             [ALTERNATE PAGE FOR SELLING SECURITYHOLDER PROSPECTUS]

                             SELLING SECURITYHOLDER

                     All of the 180,000 shares of Artwork and Beyond common stock being offered by this selling securityholder's prospectus are owned by and registered in the name of Dutchess Partners, a partnership, whose address is 225 Mooney Hill Road, Holmes, New York 12531.

           NAME OF                 NO. OF SHARES OWNED      NO. OF SHARES OWNED
           STOCKHOLDER                                         AFTER OFFERING
           ------------            --------------------     -------------------

           Dutchess Partners             600,000                  420,000





           The selling securityholder may be deemed an underwriter under Section 2(11) of the Securities Act of 1933.

            [ALTERNATIVE PAGE FOR SELLING SECURITYHOLDER PROSPECTUS]



---------------------------------------------------------------------

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

      ADDITIONAL RISKS AND  UNCERTAINTIES NOT PRESENTLY KNOWN OR THAT
ARE  CURRENTLY  DEEMED   IMMATERIAL  MAY  ALSO  IMPAIR  OUR  BUSINESS
OPERATIONS. THE RISKS AND UNCERTAINTIES DESCRIBED IN THIS DOCUMENT 180,000 SHARES OF AND OTHER RISKS AND UNCERTAINTIES WHICH WE MAY FACE IN THE FUTURE COMMON STOCK WILL HAVE A GREATER IMPACT ON THOSE WHO PURCHASE OUR COMMON STOCK FROM THE SELLING SECURITYHOLDER. THESE PURCHASERS WILL PURCHASE OUR COMMON STOCK AT THE MARKET PRICE OR AT A PRIVATELY NEGOTIATED PRICE AND WILL RUN THE RISK OF LOSING THEIR ENTIRE INVESTMENT.

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be PROSPECTUS required to deliver a prospectus. This is in addition to the ________________ dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                -----------------


       ------------------------------------------------------------------





                            ARTWORK AND BEYOND, INC.








                                 ---------------

















                                ___________, 2002





                      -------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Section 145 of the Delaware General Corporation Law (the "GCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers. The GCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of stockholders or otherwise.

           Article Sixth of our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102 of the GCL. Our by-laws provide for indemnification of all persons whom it shall have the power to indemnify pursuant to Section 145 of the GCL.

           The effect of the foregoing is to require Artwork and Beyond to the extent permitted by law to indemnify the officers and directors of Artwork and Beyond for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Artwork and Beyond pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

           We do not currently have any liability insurance coverage for its officers and directors.

Item 25.  Other Expenses of Issuance and Distribution

           The following table sets forth the costs and expenses in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee:

           SEC registration fee                                 $   375.00
           Printing and engraving expenses                      $10,000.00
           Accounting fees and expenses                         $20,000.00
           Legal fees and expenses                              $60,000.00
           Transfer agent's fees and expenses                   $ 5,000.00
           Miscellaneous                                        $10,000.00

                                                      Total     $95,375.00

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

           Set forth below is information regarding the issuance and sales of Artwork and Beyond 's common stock without registration during the last three years. Other than as set forth below, no such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

               During the fourth quarter of 1999, we issued 7,583,504 shares of common stock to Howard Blum, Chief Executive Officer and Co-Chairman of the Board and Jay Camina Co-Chairman of the Board, the founder as of the Company we relied on the exemption afforded by Section 4(2) of the Securities Act.

               During the third quarter of 2000, we issued an aggregate of 1,416,496 shares of common stock, at $.92 per share (pre-split), to Christopher Fiore, Timothy M. Schlameuss, George P. Warren, Giltner B. Stevens and Albert Pick III Trust, accredited individual investors. Prior to the issuance of these shares we borrowed $350,000 from one of the investors, Giltner B. Stevens, and issued our note or debenture for this amount. The issuance of the 1,416,946 shares consisted of (a) the sale of 923,568 shares of common stock for $852,500 at $.92 per share (per split) and (b) 113,753 shares issued at a fair market value of $105,000 to induce participation in the offering and (c) 379,175 shares pursuant to the conversion of the note or debenture of $350,000 principal amount. We believe all the shares, as well as the debentures, were issued pursuant to the exemption from the registration requirements of Securities Act pursuant to Section 4.2.

           During the third quarter of 2000, we issued warrants to purchase an aggregate of 379,175 shares of common stock at a purchase price of $.98 per share. We believe the warrants were issued pursuant to the exemption from the registration requirements of the Securities Act pursuant to Section 4.2.

           In January 2001 we entered into a subscription agreement to sell 600,000 shares to Biofarm for $600.00. In additional Biofarm agreed to pay all of our expenses relating to this form SB-2. The parties agrees to terminate the transaction and Biofarm is not a shareholder and its shares were cancelled. As of October 2001, we entered into a subscription agreement with Dutchess Partners for the sale of 600,000 shares for $50,000 payable in installments. None of the shares were issued in October 2001 but all were issued in February 2002. We believe the shares were issued pursuant to the exemption from the registration requirements of Securities Act pursuant to Section 4.2.

           In June 2002 we issued 71,664 shares to a finder of our private placement as a fee pursuant to an arrangement agreed to in 2000. We believe the shares were issued pursuant to the exemption from the registration requirements of the Securities Act pursuant to Section 4.2 thereof.

ITEM 27.  EXHIBITS

EXHIBIT
NUMBER     NAME

3.1       Restated Certificate of Incorporation*
3.2       Bylaws**
5.1       Opinion of Reed Smith**
10.1 Supply Agreement, dated as of November 1, 1999, between Artwork and Beyond and Ross Galleries. Inc.*
10.1a New Supply Agreement, dated May 29, 2002 between Artwork and Beyond, Inc. and Ross Galleries, LLC
10.1b Supply Agreement between Artwork and Beyond, Inc. and Lieberman's Gallery, LLP
10.2      Lease Agreement, between Ross Galleries and Artwork and Beyond, Inc.*
10.3 Subscription Agreement, dated January 22, 2001, between Artwork and Beyond, Inc. and Biofarm, Inc.*
10.4 Employment Agreement, dated December 17, 1999, between Artwork and Beyond, Inc. and Jason Norbeto*
10.5      2001 Stock Option Plan of Artwork and Beyond.*
10.6 Subscription Agreement between Artwork and Beyond, Inc. and Dutchess Partners.*
10.7      Form of Subscription Agreement for convertible note offering.*

23.1 Consent of Merdinger, Fruchter, Rosen & Company, P.C., independent certified public accountants.*
23.2      Consent of Counsel (see Exhibit 5.1)


*Filed herewith. All other exhibits have previously been filed.



ITEM 28.   UNDERTAKINGS.

           The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (a) To include any prospectus required by section 10(a)(3)
               of Securities Act.

                    (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(B) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Artwork and Beyond pursuant to the above described provisions, or otherwise, Artwork and Beyond has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

               In the event that a claim for indemnification against these liabilities (other than the payment by Artwork and Beyond issuer of expenses incurred or paid by any director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Artwork and Beyond issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of New York, State of New York, on January 6, 2003.


                                             ARTWORK AND BEYOND, INC.

                                             By: /S/ HOWARD BLUM
                                               ---------------------------------
                                             Name:   Howard Blum
                                             Title:  Chief Executive Officer and
                                                     Chairman of the Board


           Pursuant to the requirements of the Securities Act this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME                       TITLE                                     DATE
----                       -----                                     ----
/S/  HOWARD BLUM           Chief Executive Officer,            January 6, 2003
--------------------       Chairman of the Board,
Howard Blum                Chief Financial Officer,
                           Principal  Accounting
                           Officer

/S/  STEVEN FRIEFELD       Director                            January 6, 2003
--------------------
Steven Friefeld


/S/  J.R. LESHUFY          Director                            January 6, 2003
--------------------
J. R. LeShufy